CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                    Exhibit 10.6

                CELLCEPT(R) COLLABORATION AND PROMOTION AGREEMENT

      This Cellcept(R) COLLABORATION AND PROMOTION AGREEMENT (the "AGREEMENT") is entered into as of July 18, 2003 (the "EFFECTIVE DATE"), by and among, on the one hand, Aspreva Pharmaceuticals GmbH, a Swiss corporation having offices at Rue Jacquet-Droz 32, 2301 La Chaux-de-Fonds, Neuchatel, Switzerland ("ASPREVA"), a subsidiary of Aspreva Pharmaceuticals Corporation ("ASPREVA CANADA"), and on the other hand, Hoffmann-La Roche Inc., a New Jersey corporation having offices at 340 Kingsland Street, Nutley, New Jersey 07110 and F. Hoffmann-La Roche Ltd, having offices at Grenzacherstrasse 124, CH-4070 Basel, Switzerland (collectively, "ROCHE"). Both Aspreva and Roche are referred to individually as a "PARTY" and collectively as the "PARTIES."

      WHEREAS, Roche has developed, obtained regulatory approval for and is manufacturing, promoting, detailing and selling its proprietary drug mycophenolate mofetil under the brand name CellCept(R) in many countries throughout the world for the suppression of rejection of transplanted organs, and has certain related intellectual property rights;

      WHEREAS, Aspreva has developed proprietary methods and know-how regarding the development, marketing, and commercialization of pharmaceutical products for the treatment of rare diseases;

                                       1.

      WHEREAS, Roche and Aspreva wish to collaborate to maximize the expertise of each in the development, promoting and detailing of Cellcept(R) for the treatment of autoimmune diseases, on the terms set forth in this Agreement.

      NOW THEREFORE, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 "ADJUSTED GROSS SALES" shall mean the gross amount invoiced for sales of the Product in the Territory by Roche, its Affiliates, and their respective sublicensees, to Third Parties that are not Affiliates or sublicensees of the selling party (except where such Affiliates or sublicensees are end users), less the following items, as allocable to the Product (if not previously deducted from the amount invoiced or separately invoiced) and each as consistently applied by Roche to its products: (a) the amounts actually allowed as volume or quantity discounts, (b) rebates (including price reductions, rebates to social and welfare systems, chargebacks or reserves for chargebacks, cash rebate incentives, government mandated rebates and similar types of rebates, for example, Pharmaceutical Price Regulation Scheme, Medicaid), (c) returns and return reserves, if applicable (including allowances actually given for spoiled, damaged, out-dated, rejected, or returned Product, withdrawals and recalls); and
(d) taxes, duties or other government tariffs, including value added or sales taxes, government mandated exceptional taxes and other taxes directly linked to the gross sales amount (other than income taxes).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       2.

      1.2 "AFFILIATE" shall mean (a) an entity that owns directly or indirectly, a controlling interest in a Party, by stock ownership or otherwise, (b) any entity in which a Party owns a controlling interest, by stock ownership or otherwise, or (c) any entity under common control with a Party, directly or indirectly. For purposes of this paragraph, "controlling interest" and "control" mean ownership of fifty percent (50%) or more of the voting stock permitted to vote for the election of the board of directors or any other arrangement resulting in control of or the right to control the management and the affairs of the entity or Party in question. [ * ]

      1.3 "AI COMMERCIALIZATION" shall mean the Promotion and Detailing of the Product in the Field in the Territory.

      1.4 "AI DEVELOPMENT" shall mean the non-clinical, clinical, and regulatory development of the Product for use in the Field in the Territory.

      1.5 "ASPREVA COMMERCIALIZATION ACTIVITIES" shall have the meaning set forth in Section 6.2(a).

      1.6 "ASPREVA DEVELOPMENT ACTIVITIES" shall have the meaning set forth in
Section 5.2(a).

      1.7 "ASPREVA HOUSE MARKS" shall mean the corporate names of Aspreva and its Affiliates, and their trade names, service marks, domain names, and associated logos and designs.

      1.8 "ASPREVA KNOW-HOW" shall mean all present and future [ * ] knowledge and information Controlled by Aspreva as of the Effective Date or during the Term,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       3.

whether or not [ * ], but which [ * ] or when [ * ] upon one [ * ] an ability to [ * ] the [ * ] in the [ * ], which ability one [ * ] not have [ * ], including techniques, know-how, inventions, practices, methods, methodologies, knowledge, skill, experience, data (including pharmacological, toxicological and clinical test data, analytical data, marketing and market research data and data contained in any Regulatory Filing) software, algorithms, promotional materials, assays and biological materials Controlled by Aspreva as of the Effective Date or during the Term that are [ * ] to the [ * ] of the [ * ].

      1.9 "ASPREVA PATENTS" shall mean all Patents owned by Aspreva that claim an Aspreva Sole Invention.

      1.10 "ASPREVA PROMOTIONAL MATERIALS" shall have the meaning set forth in
Section 6.5(b).

      1.11 "ASPREVA SALES REPRESENTATIVE" shall mean an employee of Aspreva and member of Aspreva's sales force engaged in the conduct of Details of the Product, trained as provided under this Agreement and in accordance with the Commercialization Plan.

      1.12 "ASPREVA SOLE INVENTION" shall have the meaning set forth in
Section 9.1.

      1.13 "AUTOIMMUNE INDICATIONS" shall mean all indications that involve pathogenic consequences produced by autoantibodies or autoreactive lymphocytes interacting with self epitopes, including but not limited to Alopecia Areata, Ankylosing

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       4.

Spondylitis, Antiphospholipid Syndrome, Autoimmune Addison's Disease, Autoimmune Hemolytic Anemia, Autoimmune Hepatitis (chronic, active non-pathogenic), Behcet's Disease, Bullous Pemphigoid, Cardiomyopathy, Celiac Sprue-Dermatitis, Chronic Fatigue Immune Dysfunction Syndrome (CFIDS), Chronic Inflammatory Demyelinating Polyneuropathy, Churg-Strauss Syndrome, Cicatricial Pemphigoid, CREST Syndrome, Cold Agglutinin Disease, Crohn's Disease, Discoid Lupus, Essential Mixed Cryoglobulinemia, Fibromyalgia-Fibromyositis, Graves' Disease, Guillain-Barre, Hashimoto's Thyroiditis, Idiopathic Pulmonary Fibrosis, Idiopathic Thrombocytopenia Purpura (ITP), IgA Nephropathy, Insulin-dependent Diabetes, Juvenile Arthritis, Lichen Planus, Lupus, Meniere's Disease, Mixed Connective Tissue Disease, Multiple Sclerosis, Myasthenia Gravis, Pemphigus Vulgaris, Pernicious Anemia, Polyarteritis Nodosa, Polychondritis, Polyglandular Syndromes, Polymyalgia Rheumatica, Polymyositis and Dermatomyositis, Primary Agammaglobulinemia, Primary Biliary Cirrhosis, Psoriasis, Raynaud's Phenomenon, Reiter's Syndrome, Rheumatic Fever, Rheumatoid Arthritis, Sarcoidosis, Scleroderma, Sjogren's Syndrome, Stiff-Man Syndrome, Takayasu Arteritis, Temporal Arteritis/Giant Cell Arteritis, Ulcerative Colitis, Uveitis, Vasculitis, Vitiligo, and Wegener's Granulomatosis.

      It is explicitly understood that Autoimmune Indications does not include the treatment of patients with autoimmune diseases or conditions for the purpose of suppressing rejection of transplanted organs, bone marrow, or other tissue. In other words, any patient for whom the Product is prescribed for use following transplant of an organ, bone marrow, or other tissue, for so long as so prescribed, shall not be deemed a patient receiving the Product for Autoimmune Indications.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       5.

      1.14 "AVERAGE UNIT SELLING PRICE" shall be calculated as follows:

                                  AUSP = X / Y,

where AUSP is the Average Unit Selling Price; X is aggregate Adjusted Gross Sales in the Major Market Countries for a particular year; and Y is the total milligrams of solid formulation MMF sold in the Major Market Countries for such year and comprising such Net Sales. The calculations of both X and Y include all formulations of the Product other than CellCept(R) Intravenous.

      1.15 "BASELINE RESIDUAL SALES" shall mean one hundred thirty-four million (134,000,000) CHF (and pro rata for any part of a year), which amount shall be subject to adjustment after the Effective Date based on the results of more accurate bone marrow transplant data, which may have the effect of increasing Baseline Residual Sales. In any event, Baseline Residual Sales shall not exceed one hundred seventy-eight million (178,000,000) CHF. During the Term, Baseline Residual Sales may be adjusted pursuant to Section 8.7. The Parties agree and acknowledge that, as of the Effective Date, the determination of Baseline Residual Sales assumes that [ * ] is (or will be prior to the commencement of the Royalty Term) part of the Territory, and the Parties shall negotiate in good faith an appropriate reduction in Baseline Residual Sales in the event that [ * ] to be [ * ].

      1.16 "COMMERCIALIZATION PLAN" shall have the meaning set forth in
Section 6.1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       6.

      1.17 "COMMERCIALLY REASONABLE EFFORTS" shall mean with respect to each Party, commercially reasonable efforts in accordance with such Party's business, legal, medical and scientific judgment, and in accordance with the efforts and resources such Party would use for a product owned by it or to which it has rights, which is of similar market potential, at a similar stage in its product life, taking into account the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the product and other relevant factors.

      1.18 "COMPETITIVE COMPANY" shall mean a pharmaceutical company with a marketed product, or a product in development for which [ * ] has been obtained [ * ], having an indication that is [ * ] (a) one or more indications in the Field in the Territory [ * ]; or (b) any Transplant Indication, either approved or in development.

      1.19 "CONFIDENTIAL INFORMATION" of a Party shall mean all information and materials (including but not limited to data, results, technical or economic information, and strategies for development, commercialization, or promotion) disclosed by such Party to the other Party during the Term.

      1.20 "CONTROL" shall mean, with respect to any information or intellectual property right, possession by a Party of the ability (whether by ownership, license, or otherwise) to grant access, a license, or a sublicense to such information or intellectual property right without violating the terms of any agreement or other arrangement with any Third Party as of the time such Party would first be required hereunder to grant the other Party such access, license, or sublicense.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       7.

      1.21 "DETAIL" OR "DETAILING" shall mean a face-to-face presentation by an Aspreva Sales Representative, to one or several medical professional(s) having prescribing authority in the Field, as well as to other individuals or entities that have significant impact or influence on prescribing decisions in the Field, as identified in the Commercialization Plan approved by the JC (collectively, the "TARGET AUDIENCE"), in which the Product is given the [ * ] during the presentation if other pharmaceutical products are discussed, and where the principal objective is to emphasize the features and function of the Product. A discussion of the Product at a conference or convention, where members of the Target Audience are in attendance, shall not be deemed a Detail.

      1.22 "DEFECTIVE PRODUCT" shall have the meaning set forth in Section
7.1(d).

      1.23 "DEVELOPMENT PLAN" shall have the meaning set forth in Section 5.1.

      1.24 "DRUG SAFETY COMMITTEE" shall mean the committee of representatives from both Parties responsible for addressing drug safety issues that arise during AI Development and AI Commercialization, as more fully described in
Section 5.8(b).

      1.25 "ESTIMATED INCREMENTAL RESIDUAL SALES" shall be calculated, for a given calendar quarter, as follows:

                           EIRS = NS - ( PGTS + BRS ),

where "EIRS" is Estimated Incremental Residual Sales for such quarter; "NS" is Net Sales for such quarter; "PGTS" is Projected Global Tracked Sales for such quarter; and "BRS" is Baseline Residual Sales for such quarter.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       8.

      1.26 "EXISTING PROMOTIONAL MATERIALS" shall have the meaning set forth in
Section 6.5(a).

      1.27 "FDA" shall mean the United States Food and Drug Administration, or any successor organization.

      1.28 "FIELD" shall mean the treatment and/or prevention of any Autoimmune Indication in humans.

      1.29 "FINANCE LIAISON" shall mean the individual with expertise in financial reporting designated by a Party to oversee and facilitate the exchange of financial, accounting, tax, and other information contemplated under Article 8.

      1.30 "FULLY BURDENED MANUFACTURING COST" shall mean [ * ] of Roche's fully burdened cost of manufacturing (including material, personnel, equipment, depreciation, energy, workshop, quality control, waste disposal and production management) for the Product in accordance with Roche's accounting policies consistently applied, which shall comprise the cost of goods produced as determined by Roche for each stage of the manufacturing process, whether conducted by Roche or contracted with a third party, in accordance with international accounting standards ("IAS") consistently applied by Roche, and other costs borne by Roche for transport, customs clearance and storage of product at the request of Aspreva prior to the time of sale (that is, freight, customs, duty and insurance). As of the Effective Date, Roche is calculating the Fully Burdened Manufacturing Cost and shall provide to Aspreva in writing the final determination of such Fully Burdened Manufacturing Cost within ninety (90) days following the Effective Date. In any event, the Fully Burdened Manufacturing Cost shall not exceed [ * ] CHF per [ * ] tablets ([ * ] mg each) of labeled and packaged Product.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       9.

      1.31 "GLOBAL TRACKED SALES" shall mean those Net Sales in the Territory calculated in accordance with the then-applicable Sales Tracking Methodology, as provided in Section 8.5, to determine which portion of Net Sales in the Territory resulted from purchases of the Product for use in Transplant Indications.

      1.32 "GMP" shall mean the current Good Manufacturing Practices of the FDA and any similar practice standards promulgated by governmental or regulatory agencies with jurisdiction over the manufacture, use, or sale of the Product, as then in effect.

      1.33 "INCREMENTAL RESIDUAL SALES" shall be calculated, for a given time period, as follows:

                                 IRS = RS - BRS,

where "IRS" is Incremental Residual Sales; "RS" is Residual Sales for such time period; and "BRS" is Baseline Residual Sales. For calculations of Incremental Residual Sales for periods other than a single calendar year, Baseline Residual Sales shall be multiplied by the number of years (or fraction thereof) in the period prior to subtracting it from Residual Sales for such same time period.

      1.34 "INFORMATION COORDINATOR" shall have the meaning set forth in
Section 5.4.

      1.35 "INVENTION" shall mean any invention or discovery, whether or not patentable, made as a result of the activities of a Party or the Parties pursuant to this Agreement, which invention or discovery relates to the Product or any use thereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      10.

      1.36 "JC" OR "JOINT COMMITTEE" shall have the meaning set forth in
Section 3.1.

      1.37 "MAJOR MARKET COUNTRIES" shall mean the United States, Italy, Germany, France, United Kingdom, and Spain.

      1.38 "NET SALES" shall be calculated, for each accounting period, as follows:

                           NS = AGS - ([ * ] x AGS ),

where "NS" is Net Sales; and "AGS" is Adjusted Gross Sales for such time period.

      1.39 "OTHER INDICATIONS" shall mean all indications for the Product other than Autoimmune Indications and Transplant Indications.

      1.40 "PATENTS" shall mean (a) unexpired letters patent (including inventor's certificates) in any country of the Territory that have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, term restoration, registration, confirmation, reissue, re-examination, renewal or any like filing thereof and
(b) pending applications for letters patent in any country of the Territory, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

      1.41 "PRODUCT" shall mean that prescription pharmaceutical product, the active ingredient of which is MMF (mycophenolate mofetil), and any prescription pharmaceutical product having as an active ingredient any salt, ester, or metabolite of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      11.

MMF, in all forms and formulations for which Roche or its Affiliates Controls a regulatory approval or Regulatory Filing as of the Effective Date (which formulations are set forth on Schedule 1.41) or during the Term.

      1.42 "PRODUCT SAMPLES" shall mean the complimentary supply of units of the Product which are distributed to customers for the purpose of Promoting use of Product for Autoimmune Indications.

      1.43 "PROJECTED GLOBAL TRACKED SALES" shall have the meaning set forth in
Section 8.2(a).

      1.44 "PROMOTION" or "PROMOTE" shall mean the marketing and advertising of the Product in the Field in accordance with the Commercialization Plan, including medical education, information and communication, market development and medical liaison activities.

      1.45 "RECONCILIATION" shall have the meaning set forth in Section 8.4.

      1.46 "RECONCILIATION PERIOD" shall have the meaning set forth in
Section 8.4(a).

      1.47 "REGULATORY APPROVALS" shall mean any approvals, licenses, registrations or authorizations (including pricing and reimbursement approvals) of any Regulatory Authority, whether or not conditional, that are necessary for the commercial sale of the Product in the Field in a regulatory jurisdiction in the Territory and obtained as a result of activities under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      12.

      1.48 "REGULATORY AUTHORITY" shall mean any and all national, supra-national, regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity, whose approval or authorization is necessary for, or to whom notice must be given prior to, the manufacture, distribution, use, or sale of the Product in the Territory or the designation of the Product as an orphan drug (or equivalent designation) in any country in the Territory.

      1.49 "REGULATORY FILINGS" shall mean all applications, filings, dossiers and the like submitted to a Regulatory Authority in the Territory for the purpose of obtaining Regulatory Approval from that Regulatory Authority in the Territory.

      1.50 "RESIDUAL SALES" shall be calculated, for each accounting period, as follows:

                                 RS = NS - GTS,

where "RS" is Residual Sales; "NS" is Net Sales for such time period; and "GTS" is Global Tracked Sales for such time period.

      1.51 "ROCHE BASE PATENTS" shall mean any and all Roche Patents claiming the composition of matter (i.e., active ingredient) of the Product. For the purpose of Section 9.3 (but not for the purpose of any other section of this Agreement), Roche Base Patents shall also include any and all Roche Patents claiming the use of the Product in the Field.

      1.52 "ROCHE COMMERCIALIZATION ACTIVITIES" shall have the meaning set forth in Section 6.2(b).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      13.

      1.53 "ROCHE DEVELOPMENT ACTIVITIES" shall have the meaning set forth in
Section 5.2(b).

      1.54 "ROCHE HOUSE MARKS" shall mean the corporate names of Roche and its Affiliates, their trade names, service marks, domain names, and associated logos and designs.

      1.55 "ROCHE PATENTS" shall mean all Patents owned by or licensed to Roche as of the Effective Date or during the Term.

      1.56 "ROCHE PRODUCT INFORMATION" shall mean, all data, knowledge, and information Controlled by Roche as of the Effective Date or during the Term and relating specifically to the testing, development, manufacture, use or sale of the Product to the extent necessary or useful for development or commercialization of Product in the Field and in the Territory, including without limitation toxicological data, pharmacological data, manufacturing data, clinical test data, formulations, specifications, analytical and quality control testing data, marketing, cost, sales data, as well as in particular all data supporting or illustrating use of the Product in the Field and related Regulatory Filings and correspondence to and from Regulatory Authorities.

      1.57 "ROCHE SOPS" shall mean Roche's written internal guidelines for preparing regulatory filings for the Product, as they may be revised or modified from time to time by the JC.

      1.58 "ROCHE TECHNOLOGY" shall mean the Roche Product Information and the Roche Patents.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      14.

      1.59 "ROCHE TEMPLATES" shall mean written templates used and approved by Roche for the preparation of regulatory filings for the Product under this Agreement, as they may be revised or modified from time to time by the JC.

      1.60 "ROCHE TRADEMARKS" shall mean CellCept(R) and all other trademarks used or intended for use by Roche or its Affiliates on the Effective Date or during the Term in connection with the marketing or sale of the Product, other than Roche House Marks.

      1.61 "ROYALTY TERM" shall have the meaning set forth in Section 8.1.

      1.62 "SALES TRACKING METHODOLOGY" shall have the meaning set forth in
Section 8.5.

      1.63 "SENIOR MANAGEMENT" shall mean, for Roche, with respect to the Development Activities, the [ * ] and with respect to the Commercialization Activities, the [ * ] and, for Aspreva, the [ * ] Any such designees shall be senior managers of Roche or Aspreva, respectively.

      1.64 "SPECIFICATIONS" shall have the meaning set forth in Section 7.1(a).

      1.65 "TERM" shall mean the term of this Agreement, as set forth in
Section 14.1.

      1.66 "TERRITORY" shall mean all the countries of the world except Japan, [ * ].

      1.67 "THIRD PARTY" shall mean any entity other than a Party or its Affiliates.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      15.

      1.68 "THIRD PARTY DISTRIBUTION AGREEMENTS" shall have the meaning set forth in Section 2.6(b).

      1.69 "TRANSPLANT INDICATIONS" shall mean all indications that involve the suppression of rejection of transplanted organs, bone marrow, or other tissue.

                                    ARTICLE 2

                                 GRANT OF RIGHTS

      2.1 GRANT TO ASPREVA.

            (a) DEVELOPMENT LICENSE. Subject to the terms and conditions of this Agreement, Roche hereby grants to Aspreva the exclusive right and license during the Term in the Territory, under the Roche Technology, to develop the Product in the Field, in accordance with the Development Plan, and to import and use the Product for such purposes.

            (b) PROMOTION RIGHT. Subject to the terms and conditions of this Agreement, Roche hereby grants to Aspreva the exclusive, non-transferable (subject to Section 16.2) right, during the Term in the Territory to Promote and Detail the Product in the Field, in accordance with applicable law and the Commercialization Plan. During the Term and in the Territory, Roche shall not perform under or enter into any agreements with any Third Party granting rights to Promote or Detail Product in the Field, except pursuant to Third Party Distribution Agreements in force as of the Effective Date or which may otherwise come into force as provided in Section 2.6(b).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      16.

            (c) SUBLICENSES. The licenses granted to Aspreva in Sections 2.1(a) and 2.1(b) are sublicensable without the consent of Roche, but only to Aspreva's Affiliates.

      2.2 ROCHE TRADEMARK LICENSE. Subject to the terms and conditions of this Agreement, Roche hereby grants to Aspreva and Aspreva's Affiliates, the non-exclusive right and license to use the Roche Trademarks during the Term in the Territory, solely in connection with the Promotion, and Detailing of the Product in the Field in the Territory. Further, Roche covenants not to sue Aspreva or its Affiliates or approved subcontractors for infringement of the Roche House Marks with respect to its or their activities under this Agreement conducted in accordance with the Development Plan and Commercialization Plan.

      2.3 LICENSE GRANTS TO ROCHE.

            (a) ASPREVA KNOW-HOW AND HOUSE MARKS. Aspreva hereby grants to Roche, during the Term and subject to the terms and conditions of this Agreement, an exclusive license, except as to Aspreva and its Affiliates, to use and practice the Aspreva Know-How and the Aspreva House Marks solely in the Field and in the conduct of its obligations under this Agreement, including the conduct of the Roche Development Activities and the Roche Commercialization Activities. Accordingly, during the Term, Aspreva shall not enter into any agreement with any Third Party to develop, Promote or Detail any prescription pharmaceutical product, the active ingredient of which is MMF (mycophenolate mofetil), and any prescription pharmaceutical product

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having as an active ingredient any salt, ester, or metabolite of MMF (other than any agreement with a subcontractor permitted under Section 2.4).

            (b) ASPREVA PATENTS. Subject to the terms and conditions of this Agreement, Aspreva hereby grants to Roche an exclusive, worldwide license under any and all Aspreva Patents and Aspreva's interest in any and all Joint Patents to make, have made, and sell the Product in the Field during the Term; which such license shall become non-exclusive upon expiration or, in certain instances, termination of this Agreement, as provided in Article 14.

      2.4 THIRD-PARTY PERFORMANCES OF ASPREVA ACTIVITIES.

            (a) DEVELOPMENT ACTIVITIES AND COMMERCIALIZATION ACTIVITIES OTHER THAN PROMOTION AND DETAILING. If set forth in the applicable Development Plan or Commercialization Plan, Aspreva may subcontract the Aspreva Development Activities or the Aspreva Commercialization Activities to a Third Party, subject to the requirements and restrictions of this Section 2.4. Specifically, Aspreva may subcontract the Aspreva Development Activities to a clinical research organization approved by the JC. In addition, Aspreva may subcontract certain Commercialization Activities, except for Promotion and Detailing, to a Third Party whose primary business is to carry out commercialization activities on behalf of other parties (e.g., an advertising agency) if such Third Party is approved by the JC to carry out the subcontracted Commercialization Activities.

            (b) PROMOTION AND DETAILING. In the event that Aspreva cannot Promote or Detail, or desires to use a Third Party to Promote or Detail, in a country in

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the Territory, it shall so notify Roche in writing. Upon receipt of such notice,
Roche shall inform Aspreva within [ * ] whether Roche desires to perform such Aspreva Commercialization Activities in such country. If Roche notifies Aspreva of its interest in performing such Commercialization Activities in such country, then Roche shall have the [ * ] right to Detail and Promote the Product [ * ] in such country pursuant to a specific arrangement to be approved by the JC, including, where permitted by law, allowing Aspreva to do some level of Promotion activity in such country. Any such country shall nonetheless be deemed within the Territory and subject to this Agreement, and, in particular, all Adjusted Gross Sales generated in such countries shall be included in the calculation of Net Sales. If Roche notifies Aspreva that it does not wish to perform such Commercialization Activities, or fails to notify Aspreva within such [ * ] period of its interest in so performing such Commercialization Activities, then Aspreva shall have the right to engage a Third Party approved by the JC to perform such activities.

            (c) ROCHE REIMBURSEMENT. If Roche performs any Commercialization Activities pursuant to Section 2.4(b), then for each such country, the Parties shall [ * ] and [ * ] to the [ * ] remuneration to Roche for the activities performed by Roche in such country, taking into account the cost [ * ] to promote and detail pharmaceutical products [ * ] in such country.

      2.5 RESTRICTIONS ON ASPREVA. During the Term, Aspreva shall not develop in the Field any form or formulation of the Product that Roche is not marketing or developing at the time.

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      2.6 TERRITORY; OTHER EXCEPTIONS TO GRANTS.

            (a) [ * ]. Roche represents and Aspreva acknowledges that [ * ] possesses the [ * ] those rights granted under Section 2.1 to Aspreva for the Territory. [ * ] Accordingly, within ninety (90) days of the Effective Date, Roche agrees to use its best efforts to [ * ] among [ * ] for the purpose of informing [ * ] of [ * ] for the [ * ] of the [ * ] and commencing discussions with [ * ] for its consent to [ * ] for purposes of this Agreement [ * ]. Roche shall promptly notify Aspreva in writing of the intention of [ * ] to be [ * ] for purposes of this Agreement. If Roche notifies Aspreva that [ * ] intends to be [ * ] for all purposes of this Agreement, then thereafter [ * ] for purposes of this Agreement. If [ * ] does not agree to be [ * ] for purposes of this Agreement, then Roche shall have a right to use [ * ] that pertains to the Product in the Field in the Territory, solely to the extent that such use is necessary for Roche [ * ] to comply with requirements regarding drug safety required by Regulatory Authorities [ * ]. In any event, the Parties shall amend this Agreement where and to the extent necessary to effectuate a decision by [ * ] to be [ * ] as the case may be, as [ * ] for the purposes of this Agreement.

            (b) ROCHE DISTRIBUTION AGREEMENTS WITH THIRD PARTIES. Schedule 2.6(b) is a list of countries in which Roche, to the best of its knowledge as of the Effective Date, may be required to use Third Party distributors pursuant to exclusive or non-exclusive distribution agreements which grant such Third Party distributors an exclusive or non-exclusive right, as the case may be, to promote, detail and otherwise market the Product (the "THIRD PARTY DISTRIBUTION AGREEMENTS"). During the Term and in the Major Market Countries, Roche agrees that it shall not enter into any

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agreement with any Third Party granting such Third Party the right to detail or promote or otherwise market the Product in the Field. Notwithstanding the foregoing sentence, Aspreva understands that one or more of Roche's Affiliates in certain countries of the Territory outside the Major Market Countries may, from time to time, grant to Third Parties the right to detail or promote the Product in the Field in one or more of such countries, to the extent in accordance with Roche's Affiliates' usual business practices as applied to that country. In such event, Roche will use commercially reasonable efforts to notify Aspreva in writing that such additional Third Party rights have been given, and
Schedule 2.6(b) shall be updated to so reflect such country. Notwithstanding the existence of such Third Party Distribution Agreements, the countries set forth on Schedule 2.6(b), as may be amended, shall nonetheless be included in the Territory for purposes of this Agreement. In particular, all Adjusted Gross Sales generated in such countries shall be included in the calculation of Net Sales, but all payments owed to such Third Party distributors shall be borne solely by Roche and Aspreva shall have no obligation hereunder to remunerate Roche for the cost to Roche of such Third Party distributor performing activities to promote and detail Product in the Field in such countries. Roche agrees that, upon request by Aspreva, Roche shall use its reasonable efforts to facilitate any meetings or communications between Aspreva and any Third Party distributor described above for the purpose of informing such distributor of Aspreva's capabilities and strategy with respect to the Product in the Field.

      2.7 OTHER INDICATIONS. Roche shall have the right, either itself, or through one or more Third Parties, to develop and promote the Product for one or more Other Indications during the Term in the Territory; provided, however, that Roche shall only

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undertake such activities or grant to such Third Parties such right where it has first obtained Aspreva's written consent, not to be unreasonably withheld, to the reasonableness, fairness and accuracy of Roche's method for tracking the portion of Net Sales during the Term and in the Territory attributed to the use of the Product for such Other Indication.

                                    ARTICLE 3

                            COLLABORATION GOVERNANCE

      3.1 JOINT COMMITTEE; MINUTES. Within thirty (30) days after the Effective Date, Aspreva and Roche shall form a Joint Committee ("JC") consisting of [ * ] representatives from Aspreva and [ * ] representatives from Roche. Each Party may replace its representatives at any time upon prior written notice to the other Party. Each Party may invite a reasonable number of additional employees and/or advisors to attend part or all of the meetings of the JC. Roche shall have the right to designate the first chairperson of the JC, whose term shall run until [ * ], and such right shall thereafter alternate between the Parties on a calendar year basis. The chairperson shall be responsible for providing an agenda for each meeting at least [ * ] in advance of such meeting. The Party not chairing the JC shall prepare written draft minutes of all meetings in reasonable detail and distribute such draft minutes to all members of the JC for comment and review within [ * ] after the relevant meeting. The members of the JC shall have [ * ] to provide comments. The Party preparing the minutes shall incorporate timely received comments and distribute finalized minutes to all members of the JC within [ * ] of the relevant meeting.

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      3.2 SUBCOMMITTEES. The JC shall have the right to establish subcommittees, which may include but will not be limited to the following: a clinical manufacture subcommittee, a development subcommittee, a commercialization subcommittee, and a regulatory subcommittee.

      3.3 MEETINGS OF THE JC. During the first [ * ] calendar years of the Term, the JC shall meet at least once every quarter, unless otherwise decided by the JC. The chairman of the JC shall have the right to convene any additional meetings of the JC upon [ * ] written notice to all members of the JC. Meetings may be held by audio or video conference with the consent of each Party, provided that at least two (2) meetings per year shall be held in person at locations to which both Parties have mutually consented. Each Party shall be responsible for its own expenses for participating in the JC. Meetings of the JC shall be effective only if at least one representative of each Party is present or participating.

      3.4 RESPONSIBILITIES OF THE JC. The JC shall have the responsibility and authority to:

            (a) oversee all aspects of the development and commercialization of the Product in the Field;

            (b) approve, adopt, comment upon and/or amend or modify the Development Plan and Commercialization Plan, and all updates or amendments thereto;

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            (c) review, comment upon, and approve the Aspreva Promotional
Materials, and, at Aspreva's request, submit the Aspreva Promotional Materials to Roche for Roche's approval;

            (d) establish subcommittees pursuant to Section 3.2, and address disputes or disagreements arising in any subcommittee so established;

            (e) approve, where appropriate, revised Roche SOPs and Roche Templates;

            (f) create mechanisms for interaction of the Parties with respect to submission of Regulatory Filings by Roche in the Field;

            (g) coordinate efforts of the Parties to assure proper reporting of all adverse events;

            (h) develop standard operating procedures for addressing customer inquiries and complaints;

            (i) implement policies and procedures for providing to Aspreva a copy of all correspondence and communications with Regulatory Authorities relating to the Product in the Field in the Territory;

            (j) determine the availability, timing, and amount of Product and placebo to be supplied by Roche to Aspreva for the conduct of the Aspreva Development Activities, in accordance with Section 7.1, and procedures for forecasting and ordering same;

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            (k) monitor Roche's manufacturing capacity for the Product pursuant to Section 7.3;

            (l) review any New Sales Tracking Data submitted by either Party pursuant to Section 8.5, and, as it deems appropriate, adopt revisions or modifications to the Sales Tracking Methodology;

            (m) provide a conduit for the transfer of Roche Product Information and information regarding sales force training meetings from Roche to Aspreva;

            (n) approve any arrangement under which Roche Details and Promotes the Product with Aspreva's assistance, pursuant to Section 2.4;

            (o) determine Parties' rights and obligations with respect to Joint Patents, on a case-by-case basis;

            (p) approve clinical research organizations and CSOs pursuant to
Section 2.4;

            (q) approve disclosure of Confidential Information to Third Parties; and

            (r) perform such other functions as the Parties may agree in writing.

      3.5 AREAS OUTSIDE THE JC'S AUTHORITY. The JC shall have no authority other than that expressly set forth in Section 3.4.

      3.6 OPERATING PRINCIPLES. The Parties hereby acknowledge and agree that the deliberations and decision-making of the JC and any subcommittee established by the JC shall be in accordance with the following operating principles:

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            (a) Time is of the essence in addressing the market for the Product in the Field.

            (b) The Parties' mutual objective is to maximize the clinical and commercial potential of the Product in the Field, consistent with sound and ethical business and scientific practices.

      3.7 DECISIONS.

            (a) CONSENSUS; GOOD FAITH. The JC shall decide all matters by consensus, with each Party having one collective vote. Consistent with Section 3.6, the members of the JC shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the JC.

            (b) FAILURE TO REACH CONSENSUS. In the event that the members of the JC cannot come to consensus within [ * ] with respect to any matter over which the JC has authority and responsibility, the JC shall submit the respective positions of the Parties with respect to such matter for discussion in good faith by Senior Management. Until and only if Senior Management is able to mutually agree upon the resolution to such matter, the Parties shall continue to operate under the status quo and neither Party shall have the right, without the consent of the other Party, to implement any changes to the status quo that would result from resolution of such matter.

                                    ARTICLE 4

                          JOINT OBLIGATIONS; DILIGENCE

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      4.1 NEW INFORMATION. Each Party will promptly inform the other of the following information relating to the Product: (i) [ * ] by the [ * ] that such Party [ * ] which relate to the Product [ * ]; and (ii) any [ * ] in [ * ] affecting the Product in the Field and in the Territory or either Party's obligations with respect to this Agreement.

      4.2 CONDUCT OF PARTIES. Each Party understands and agrees that it is to their mutual benefit to maximize the clinical and commercial potential of the Product, and accordingly, that time is of the essence in addressing the market for the Product in the Field. Each Party shall conduct itself and its activities hereunder consistent with that understanding, consistent with sound and ethical business and scientific practices, and in accordance with the Development Plan and the Commercialization Plan.

      4.3 ASSISTANCE. Each Party agrees to provide to the other all reasonable assistance and take all actions reasonably requested by the other Party that are necessary to enable the requesting Party to comply with its obligations under this Agreement or otherwise meet the mutual objectives of the Parties set forth in Section 4.2 above, or with any applicable law or regulation.

      4.4 COMMERCIALLY REASONABLE EFFORTS. Each Party agrees to use Commercially Reasonable Efforts to carry out those activities for which it is responsible as set forth in each Development Plan and Commercialization Plan, it being understood that activities set forth in such Development Plan or Commercialization Plan with respect to years later than the then-present year shall be of a less definitive nature than those set forth for the then-present year.

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      4.5 SHARING OF MARKET INFORMATION. Each Party may, at its discretion and expense, undertake such [ * ] relating to the Product in the Field as it deems fit, and such [ * ] shall remain the property of the Party undertaking same. During the Term, each Party shall, to the extent it is capable of doing so, make such [ * ] specifically relating to the Product in the Field available to the other Party at [ * ] It is expressly understood that any such [ * ] is different and distinct from, [ * ] by a Party [ * ] and [ * ].

                                    ARTICLE 5

                                   DEVELOPMENT

      5.1 DEVELOPMENT PLAN. All AI Development shall be conducted pursuant to a Development Plan, which shall set forth the plan for the non-clinical, clinical, and regulatory development of the Product in the Field and the activities to be carried out related thereto by Aspreva and Roche (the "DEVELOPMENT PLAN"). The Parties have agreed upon an initial Development Plan, a copy of which is attached hereto as Schedule 5.1. No later than [ * ], and on an annual basis thereafter, Aspreva shall submit to the JC an updated Development Plan, which the JC shall review and approve on a timely basis. Each updated Development Plan shall include for the next [ * ] years the succeeding projection of (a) the plan of development activities and timelines for performing such activities, and (b) a non-binding forecast of clinical supply of Product to be supplied as provided under Section 7.1. Once approved by the JC, such updated Development Plan shall become effective and supercede the previous Development Plan as of the date of such approval or at such other time decided by the JC. The JC

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shall not approve an updated Development Plan that is inconsistent with or contradicts the terms of this Agreement without the written consent of both Parties, and in the event of any inconsistency between the Development Plan and this Agreement, the terms of this Agreement shall prevail.

      5.2 DEVELOPMENT ACTIVITIES.

            (a) ASPREVA OBLIGATIONS. As between Aspreva and Roche, Aspreva shall be responsible for carrying out, as set forth in and in accordance with the Development Plan, all activities relating to AI Development other than those limited activities set forth in Section 5.2(b) as "Roche Development Activities" (the "ASPREVA DEVELOPMENT ACTIVITIES"). Without limiting the foregoing, Aspreva Development Activities shall include preparation of Regulatory Filings in the Territory for the Product in the Field and conducting (or having conducted) all clinical trials (including but not limited to Phase IV studies) for the Product in the Field. Roche agrees and acknowledges that Aspreva shall not be in breach of this Agreement solely as a result of failing to meet one or more goals or objectives set forth in the Development Plan, or for the failure of the Product in any clinical trial. Aspreva must provide Roche, in a timely manner, with all safety data that Roche indicates to Aspreva are required to fulfill Roche's regulatory obligations (as outlined in section 5.2(b)).

            (b) ROCHE OBLIGATIONS. As between Aspreva and Roche, Roche shall be responsible for (i) submitting all Regulatory Filings prepared by Aspreva for Regulatory Approval and conducting all meetings and discussions with Regulatory Authorities with respect to the Product in the Field, as further provided in Sections 5.5

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and 5.6, (ii) processing all safety reports and notifying Aspreva of any Product withdrawals or recalls, as further described in Sections 5.8 and 5.9; and (iii) supplying Product to Aspreva for clinical trials, as further described in
Section 7.1 (collectively, the "ROCHE DEVELOPMENT ACTIVITIES").

      5.3 DEVELOPMENT COSTS.

            (a) ASPREVA COSTS. Aspreva shall bear all costs and expenses incurred in connection with the Aspreva Development Activities.

            (b) ROCHE COSTS. Roche shall bear all costs and expenses incurred in connection with the Roche Development Activities, except that (i) Aspreva shall purchase from Roche all Product and placebo supplied by Roche for the conduct of the Aspreva Development Activities, as set forth in Section 7.1, and (ii) Aspreva shall pay for all filing fees associated with Regulatory Filings in the United States, as set forth in Section 5.5(f).

      5.4 TRANSFER OF ROCHE PRODUCT INFORMATION. Roche shall identify an individual (the "INFORMATION COORDINATOR") who will report to the JC and coordinate and regulate the transfer of Roche Product Information from Roche to Aspreva. In the event Aspreva desires access to and/or copies of, or has inquiries with respect to, Roche Product Information, it shall submit a request to the JC, which shall require that the Information Coordinator promptly make available to Aspreva any Roche Product Information responsive to such requests as reasonably necessary or useful for Aspreva to carry out the Aspreva Development Activities.

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      5.5 REGULATORY FILINGS IN THE FIELD.

            (a) REGULATORY APPROVAL COUNTRIES; RIGHT OF CROSS-REFERENCE. Promptly following the Effective Date, Roche shall provide Aspreva with a list of all countries in the Territory where Roche has obtained one or more approvals from Regulatory Authorities with respect to the Product in the Territory. In preparing Regulatory Filings to be submitted in Roche's name, Aspreva shall, as appropriate, include a cross-reference or cross-references to any Regulatory Filings Controlled by Roche and related to the Product.

            (b) PREPARATION OF REGULATORY FILINGS. Aspreva has the right to receive copies of the [ * ], which Roche shall provide upon request by Aspreva. Aspreva shall prepare all Regulatory Filings for the Product in the Field in the Territory in a form that is consistent with, and in accordance with, the [ * ], and the Development Plan. The Parties anticipate that as they work together under this Agreement, the [ * ] may be revised by the JC to facilitate the timely preparation of Regulatory Filings.

            (c) SUBMISSION OF PROPOSED REGULATORY FILINGS TO ROCHE. Aspreva shall submit to Roche each proposed Regulatory Filing prepared as provided under
Section 5.5(a) for Roche's comments and review. Unless Roche notifies Aspreva in writing of Roche's proposed modification of a Regulatory Filing prepared by Aspreva hereunder within [ * ] of Roche's receipt thereof, such Regulatory Filing shall be deemed approved by Roche as to form and substance and ready for filing with the relevant Regulatory Authority. If Roche notifies Aspreva that such proposed Regulatory Filing lacks necessary information, is not in accordance with the [ * ] or the data is not in

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accordance with the [ * ] or otherwise is not appropriate for filing with the relevant Regulatory Authority, it shall so notify Aspreva during such [ * ] period, and the Parties shall confer with respect to any changes or additions recommended by Roche (the "INITIAL CONFERENCE"). In addition, the JC shall establish mechanisms or guidelines for the interactions following the Initial Conference of the Parties with respect to the submission of Regulatory Filings, including the submission of information as a follow up to any submitted Regulatory Filing, which mechanisms or guidelines shall be consistent with the joint obligations of the Parties set forth in Article 4.

            (d) SUBMISSION TO REGULATORY AUTHORITIES. Following Roche's approval of a Regulatory Filing (either by express approval or by failure to reject as provided above in Section 5.5(c)), Roche agrees to file promptly, in its own name, such Regulatory Filing with the proper Regulatory Authority so as to meet the Parties objectives as outlined in Section 4.2. Aspreva, on the other hand, agrees that, notwithstanding the foregoing, Roche shall not be obligated to file with the relevant Regulatory Authorities any Regulatory Filing that is not consistent with the [ * ].

            (e) COPIES TO ASPREVA. Roche shall provide to Aspreva copies of all Regulatory Filings in the Field submitted to Regulatory Authorities in the Territory within [ * ] days following receipt of filing thereof.

            (f) FILING FEES. Roche shall pay for all filing fees associated with any Regulatory Filings in the Field in the Territory outside the United States, and Aspreva shall pay for all filing fees associated with any Regulatory Filings in the Field in the United States.

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      5.6 INTERACTIONS WITH REGULATORY AUTHORITIES. To the extent possible,
Roche shall provide to Aspreva reasonable written notice of all meetings and conference telephone calls with any Regulatory Authority related to the Product in the Field in the Territory, and Aspreva shall have the right to have [ * ] attend each such meeting and [ * ] attend each such call, in each case as silent observers and to the extent permitted by the relevant Regulatory Authority. The JC shall implement policies and procedures for providing to Aspreva a copy of all correspondence or communications, other than Regulatory Filings (which are addressed under Section 5.5(e)), with Regulatory Authorities relating to the Product in the Field in the Territory. If such correspondence or communication requires a response, Aspreva shall prepare a draft response, which draft shall be subject to approval by Roche, and where so approved, filed by Roche. Such draft will be deemed approved by Roche if Roche fails to provide a written modification or comments thereto to Aspreva by the earlier of: (i) [ * ] following Roche's receipt of the response prepared by Aspreva or (ii) [ * ] prior to any deadline for filing the response.

      5.7 OWNERSHIP OF REGULATORY APPROVALS. As between the Parties, Roche shall own and maintain all Regulatory Filings and all Regulatory Approvals that relate to the Product in the Field in the Territory.

      5.8 DRUG SAFETY.

            (a) ADVERSE EVENT REPORTING; SAFETY DATABASE. Roche shall report, at its expense, to appropriate authorities, in accordance with local requirements, all adverse events related to use of the Product in the Field in the Territory. Adverse

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events related to the use of the Product in the Field in the Territory shall be recorded in a single, centralized database, which shall be held and owned by Roche. Direct access to the global safety database will not be granted to Aspreva but Roche will provide, upon request by Aspreva, all reasonable assistance in responding to safety queries related to the Product in the Field and in assessing safety issues related to the Product in the Field. Details of safety reporting activities relating to the Product in the Field will be addressed in a pharmacovigilance contract, which the Parties shall enter into after the Effective Date of this Agreement.

            (b) SAFETY CRISIS MANAGEMENT. Promptly after the Effective Date of this Agreement, each Party shall identify, in writing, its representatives who will serve on the Parties' joint Drug Safety Committee. Each Party may replace any or all of its representatives to the joint Drug Safety Committee by providing written notice to the other Party. In the event of an unresolved dispute between the Parties over a safety issue involving the Product in the Field which rises to the level of a safety crisis that affects Product labeling or the conduct of a clinical trial, the Parties will notify both Parties' representatives on the joint Drug Safety Committee in order to organize a meeting. The Parties shall in addition exercise their best efforts to provide the joint Drug Safety Committee with all then-current information regarding the safety crisis issue prior to the meeting, if possible. The joint Drug Safety Committee shall agree on the appropriate measures to be taken to address the relevant safety issue, and which Party is most appropriate to implement such measures, which such Party or Parties shall fully implement such measures. The joint Drug Safety Committee shall operate by consensus. If the Drug Safety Committee is unable to reach a consensus decision with

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respect to any safety crisis issue after thorough discussion and consultation by
Roche's Drug Safety Committee members with Aspreva's Drug Safety Committee members, then Roche shall have the final say as holder of the regulatory approval for the Product; provided, however, that Aspreva may veto any unilateral decision by Roche that would impose on Aspreva costs or expenses that exceed [ * ]. Schedule 5.8(b) contains the contact information for safety crisis management for each party.

      5.9 PRODUCT WITHDRAWALS AND RECALLS. In the event that (i) Roche determines that an event, incident, or circumstance has occurred which may result in the need for a recall or other removal of the Product or any lot or lots thereof from the market in the Territory; (ii) any Regulatory Authority in the Territory threatens or initiates any action to remove a Product from the market in the Field; or (iii) any Regulatory Authority in the Territory requires distribution of a "Dear Doctor" letter or its equivalent, regarding use of Product in the Field, Roche shall promptly advise Aspreva in writing with respect thereto, and shall provide to Aspreva copies of all relevant correspondence, notices, and the like. Aspreva further agrees, upon reasonable request by Roche and at Roche's cost and expense, to assist Roche in the conduct of any such Product recall or withdrawal in the Territory.

                                    ARTICLE 6

                                COMMERCIALIZATION

      6.1 COMMERCIALIZATION PLAN. All AI Commercialization shall be conducted pursuant to a Commercialization Plan, which shall set forth the plan for the Detailing and Promotion of the Product in the Field and the activities to be carried out related

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thereto (the "COMMERCIALIZATION PLAN"). The Parties have agreed upon a high-level outline of the Commercialization Plan, a copy of which is attached hereto as Schedule 6.1. No later than [ * ], and on an annual basis thereafter, Aspreva shall submit to the JC an updated Commercialization Plan, which the JC shall review and approve on a timely basis. Each updated Commercialization Plan shall include for the next [ * ] years the succeeding projection of (a) the plan for Detailing and Promotion activities for the Product in the Field in the Territory and timelines for performing such activities, and (ii) a non-binding forecast of supply of Product Samples in the Territory. Once approved by the JC, such updated Commercialization Plan shall become effective and supercede the previous Commercialization Plan as of the date of such approval or at such other time decided by the JC. The JC shall not approve an updated Commercialization Plan that is inconsistent with or contradicts the terms of this Agreement without the written consent of the Parties, and in the event of any inconsistency between the Commercialization Plan and this Agreement, the terms of this Agreement shall prevail.

      6.2 COMMERCIALIZATION ACTIVITIES.

            (a) ASPREVA OBLIGATIONS. Except as otherwise provided herein, Aspreva shall (i) Promote and Detail the Product in the Field in the Territory in accordance with the Commercialization Plan and Section 6.4, including the development of advertising and promotional materials as set forth in Section 6.5; (ii) implement a call center for providing medical information services to hospitals and/or customers; (iii) establish Phase IV registries for patients receiving the Product for use in the Field, where required by Regulatory Authorities as a condition for granting Regulatory Approval in the Field; and
(iv) perform other activities (other than Roche

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Commercialization Activities) not otherwise accounted herein but which are required by Regulatory Authorities to Promote and Detail the Product in the Field in the Territory (collectively, the "ASPREVA COMMERCIALIZATION ACTIVITIES").

            (b) ROCHE OBLIGATIONS. Roche shall sell and distribute the Product in the Territory for all uses, including use in the Field. Related activities include (i) providing Aspreva with the Existing Promotional Materials and filing of the Aspreva Promotional Materials with relevant Regulatory Authorities; (ii) taking orders, booking all sales, distributing Product, and handling invoicing, inventory, receivables, managing relationships with the trade, returns, reimbursements, and charge-backs, customer complaints and inquiries; (iii) making certain sales force training materials available to Aspreva; and (iv) providing Aspreva with Product Samples for Aspreva's use in carrying out the Aspreva Commercialization Activities, as set forth in Section 7.2 (collectively, the "ROCHE COMMERCIALIZATION ACTIVITIES").

      6.3 COMMERCIALIZATION COSTS.

            (a) ASPREVA COSTS. Aspreva shall bear all costs and expenses incurred in connection with the Aspreva Commercialization Activities.

            (b) ROCHE COSTS. Roche shall bear all costs and expenses incurred in connection with the Roche Commercialization Activities.

      6.4 ASPREVA DETAILING ACTIVITIES.

            (a) DETAILING EFFORT. During the Term, and consistent with the Commercialization Plan and applicable law, Aspreva shall deploy the Aspreva Sales

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Representatives to Detail Product in the Field in the Territory at such level of effort (whether in terms of headcount or number of Details) as is set forth in the Commercialization Plan.

            (b) FAILURE TO SUPPLY DETAILS. For each Major Market Country on a country-by-country basis, during the period commencing [ * ] after obtaining the first Regulatory Approval of the Product in such Major Market Country and ending upon expiry of the last-to-expire Roche Base Patent in such Major Market Country, in the event that Aspreva does not employ at least [ * ] of the number of aggregate full-time equivalent Aspreva Sales Representatives as is set forth in the Commercialization Plan for such Major Market Country for the relevant time period, then Roche shall, upon written notice to Aspreva, have the right to provide its sales representatives to perform Aspreva's Details of the Product in such Major Market Country until such time as Aspreva is reasonably able to demonstrate to Roche that it has hired the requisite Aspreva Sales Representatives and such Aspreva Sales Representatives are capable of sustaining such effort. If Roche so provides such sales force, then Aspreva shall reimburse Roche [ * ] of Roche's costs associated therewith. For the sake of clarity, it is understood that Roche's right under this Section 6.4(b) to Detail the Product in a Major Market Country upon Aspreva's failure to employ a sufficient number of Aspreva Sales Representatives is distinct from Roche's right under Section 2.4(b) to Detail and Promote the Product in the Territory.

      6.5 ADVERTISING AND PROMOTIONAL MATERIALS.

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            (a) EXISTING PROMOTIONAL MATERIALS. At Aspreva's request, Roche shall, at its sole cost and expense, provide and ship to Aspreva reasonable quantities of those promotional, sales, marketing, and educational materials for the Product and all other written communications that describe the features or benefits of the Product, as such materials or communications then currently exist (the "EXISTING PROMOTIONAL MATERIALS"). Such Existing Promotional Materials shall include, by way of example, [ * ] As between Roche and Aspreva, Roche shall own all right, title, and interest in and to any such Existing Promotional Materials provided to Aspreva hereunder, including applicable copyrights and trademarks. Roche hereby grants to Aspreva the right, during the Term, to use all Existing Promotional Materials in conjunction with Aspreva Commercialization Activities under this Agreement, and to make derivative works based thereon as provided in Section 6.5(b), in all cases as provided in the Commercialization Plan.

            (b) ASPREVA PROMOTIONAL MATERIALS. Aspreva will be responsible for development of all advertising and promotional materials related to the use of the Product and all other written communications that describe the features or benefits of the Product, in each case in the Field and in the Territory (the "ASPREVA PROMOTIONAL MATERIALS"), in accordance with Roche's style and branding guidelines, provided that Roche shall have the right to approve such materials with respect to determination of whether or not messages and methods contained in such materials meet all requisite medical, legal, and regulatory requirements, in accordance with the approval process set forth below. As a general principle, to the extent allowed by applicable law, Aspreva shall have the right to include the Aspreva House Marks in the Aspreva Promotional

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Materials, subject to branding and implementation guidelines to be agreed upon by the Parties. The JC shall review, comment upon and approve all Aspreva Promotional Materials, with all comments and approvals to be made in writing no later than thirty (30) days following the first meeting of the JC after submission of the materials to the JC by Aspreva. Following JC approval of the Aspreva Promotional Materials, Aspreva shall submit (or the JC shall submit at Aspreva's request) the Aspreva Promotional Materials to Roche for Roche's approval of all requisite medical, legal, and regulatory requirements, such approval to be given in a timely fashion. Aspreva shall not use in the conduct of the Aspreva Commercialization Activities any Aspreva Promotional Materials that have not been approved by both Roche and the JC.

            (c) OWNERSHIP OF ASPREVA PROMOTIONAL MATERIALS. Roche expressly agrees and acknowledges that the Aspreva Promotional Materials may include, without limitation, derivative works based on one or more Existing Promotional Materials. As between Roche and Aspreva, Aspreva shall own all right, title, and interest in and to any intellectual property appurtenant to the Aspreva Promotional Materials, including any Aspreva House Marks and copyrights, but excluding the Roche Trademarks, Roche House Marks and any other intellectual property of Roche appurtenant to the Existing Promotional Materials.

            (d) PROHIBITION ON ASPREVA. Aspreva agrees that it will not develop or use any promotional materials with respect to pharmaceutical products other than the Product, either itself or with or through any Third Parties, which compromise or otherwise misappropriate or infringe upon, or are confusingly similar to, any trade dress rights or "look and feel" of the Existing Promotional Materials.

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            (e) FILING OF MATERIALS WITH REGULATORY AUTHORITIES. Roche shall timely file with the relevant Regulatory Authority, in accordance with all applicable laws and regulations, all Aspreva Promotional Materials required to be filed with such Regulatory Authority with respect to use of the Product in the Field. Roche shall provide Aspreva with copies of such filings and any correspondence with Regulatory Authorities pursuant to Section 5.6.

      6.6 DISTRIBUTION OF PRODUCT SAMPLES. Aspreva shall, through Aspreva Sales Representatives, provide Product Samples to medical professionals authorized to receive such samples, in accordance with the Commercialization Plan. Aspreva shall notify Roche within [ * ] of learning of any instances of theft or significant loss, or upon Aspreva having reason to believe there has been a diversion or falsification of a sample record, or other instance of non-compliance with any applicable laws regarding Product Samples. Any and all records, reports or other documentation with respect to Product Samples, generated from compliance reports, accountability cards and the like produced by Aspreva shall be maintained by Aspreva for a period of not less than [ * ] years. Aspreva shall fully cooperate with Roche in the production or delivery of any such documentation as may be requested or required by the FDA or any other governmental authority. Aspreva further acknowledges and agrees that Roche shall cause Aspreva to become designated as an authorized distributor of record with respect to Product Samples. Aspreva further agrees that it will comply fully with all Roche policies and procedures relating to sampling practice, to the extent Roche informs Aspreva thereof.

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      6.7 CUSTOMER SERVICES. Roche shall accept and fill all orders for Product originating from Aspreva's promotional efforts on a non-discriminatory basis relative to accepting and filling orders originating from its own sales force. If Aspreva receives any customer order for the Product in the Territory, Aspreva shall immediately forward such order to Roche by facsimile (or other agreed method), followed by the original hard copy if the order is placed by hard copy.

      6.8 CUSTOMER COMPLAINTS AND INQUIRIES. The Parties intend that customer complaints and inquiries shall be initially received by Roche, which shall log the complaint or inquiry [ * ] whether a response [ * ] is most appropriate, depending upon whether the complaint or inquiry relates to [ * ], all in accordance with [ * ] to [ * ] by [ * ] set forth in the Commercialization Plan. Aspreva shall be responsible for responding to complaints and inquiries relating primarily to the Aspreva Commercialization Activities and Roche shall be responsible for responding to all other complaints and inquiries; provided, however, that Roche shall in any event inform Aspreva of any complaint or inquiry (or issues related thereto) that would materially effect Aspreva's rights or obligations under this Agreement.

      6.9 PRODUCT SELLING PRICES. Roche shall set all Product prices, [ * ], rebates and similar matters, and shall independently determine the selling price of the Product in all formulations; provided, however, that Roche shall consider in good faith any input provided by Aspreva regarding Product pricing, discounting, and the like in the Field and in the Territory. Roche shall also determine all credit terms and return policies.

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      6.10 SALES FORCE TRAINING. Roche shall, on a country-by-country basis, provide Aspreva with copies of all current training material, including all amendments and revisions thereof, used by Roche for the purposes of marketing and selling Product in that country. Aspreva shall ensure that the Aspreva Sales Representatives review and understand such materials prior to attending any meetings described in the following sentence. Roche shall also through the JC, on a country-by-country basis, advise Aspreva of all meetings in any [ * ] in which [ * ] purpose of such meeting is the training of the Roche sales force in [ * ] and shall invite [ * ] of the Aspreva sales force applicable to [ * ] to attend such meetings.

      6.11 CONDUCT OF PROMOTION AND DETAILING. Aspreva shall cause its Sales Representatives and other employees engaged in the conduct of the Promotion activities hereunder to comply with Roche's internal prescription pharmaceutical promotional practice policies and guidelines as and to the extent such are conveyed to Aspreva.

                                    ARTICLE 7

                                 PRODUCT SUPPLY

      7.1 CLINICAL SUPPLY BY ROCHE.

            (a) ROCHE OBLIGATIONS. Subject to the terms set forth below, Roche shall supply to Aspreva all Product and placebo requested by Aspreva for the AI Development, pursuant to the terms of this Section 7.1. Roche shall not be obligated to supply (i) any amount of Product or placebo not in accordance with the Development Plan or (ii) any number of units of placebo in excess of the units of Product supplied by

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Roche. Roche warrants that all Product supplied hereunder: (i) shall meet all then-applicable specifications for the Product (the "SPECIFICATIONS"); and (ii) shall be manufactured in accordance with GMP and any other applicable regulatory or legal requirements. At the first JC meeting, the Parties shall agree upon availability and timing of delivery of clinical supplies of the Product hereunder.

            (b) MAXIMUM SUPPLY. Roche shall in no event be obligated to supply more than (i) [ * ] tablets of Product ([ * ] mg per tablet) and an equivalent number of placebo during the period commencing with the Effective Date until [ * ], and (ii) thereafter [ * ] tablets of Product ([ * ] per tablet) and an equivalent number of placebo during each calendar year during the Term, until [
* ]. In any event, Roche's requirements for supply of Product necessary to fulfill orders for sale shall take precedence over Aspreva's orders for clinical supplies.

            (c) PRICE. Aspreva shall pay to Roche an amount equal to [ * ] for such clinical supplies of the Product and placebo supplied under this
Section 7.1.

            (d) PURCHASE ORDERS. At the first JC meeting, Roche and Aspreva shall agree upon and set forth in a writing signed by the Parties (i) the amount of Product and placebo to be supplied by Roche to Aspreva during the period commencing with the Effective Date until [ * ], and (ii) the procedures for Aspreva to submit its requirements and Roche to supply such requirements. Such procedures shall include (i) annual non-binding [ * ] forecasts of Aspreva's requirements, (ii) firm purchase commitments no less than [ * ] prior to the time the order must be delivered to Aspreva by Roche, and (iii) procedures for return and replacement of Product that does not meet

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the Specifications or is in breach of the warranty set forth in Section 7.1(a)
(collectively, "DEFECTIVE PRODUCT"). Any purchase orders, purchase order releases, confirmations, acceptances, invoices, and similar documents submitted by either Party shall be for administrative purposes only and shall not add to or modify the terms of this Agreement, except for the specification of quantities or delivery dates.

            (e) CLINICAL SUPPLY OF THIRD PARTY MATERIAL. The Parties anticipate that the Development Plan may require the use of pharmaceuticals manufactured by Third Parties as controls for the clinical testing of Product in the Field. In such event, Roche shall, on terms to be discussed, and if agreed in writing, obtain on Aspreva's behalf and supply to Aspreva such Third Party pharmaceutical material, and Aspreva shall reimburse Roche its costs in connection therewith.

      7.2 SUPPLY OF PRODUCT SAMPLES. Roche shall provide Aspreva with Product Samples for Aspreva's use in the Aspreva Commercialization Activities at no charge to Aspreva. Product Samples will be provided in such amounts and in such configurations as set forth in the Commercialization Plan, but in no event shall Roche be obligated to provide more than [ * ] (of [ * ] tablets per unit and [ * ] mg per tablet) per year during the Term.

      7.3 COMMERCIAL SUPPLY CAPACITY. On a [ * ] basis, Roche shall provide to the JC (or to a duly formed subcommittee) forecast data showing expected worldwide manufacturing capacity and demand for the Product for the subsequent [
* ], and the JC shall decide whether Roche will have adequate manufacturing capacity to fulfill such demand for Product for such [ * ] period. In the event that the JC concludes that a

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manufacturing shortfall is reasonably possible, it shall inform the Parties and the Parties shall [ * ].

                                    ARTICLE 8

                            ROYALTIES AND ACCOUNTING

      8.1 ROYALTY PAYMENTS TO ASPREVA. Beginning with the fifth full quarter following the quarter in which occurs the dosing of the first patient in accordance with the Development Plan and continuing each quarter until the end of the Term (such period, the "ROYALTY TERM"), Roche shall owe to Aspreva a royalty payment equal to fifty percent (50%) of Incremental Residual Sales for such quarter, or portion thereof. Such royalty payment obligation shall be based upon Roche's forecast of sales, as set forth in Section 8.2, followed by a reconciliation on a yearly basis as provided in Section 8.4.

      8.2 SALES FORECAST-BASED PAYMENTS.

            (a) PROJECTED GLOBAL TRACKED SALES. At the start of the Royalty Term and for each calendar year thereafter, Roche shall provide to Aspreva a forecast of its anticipated Net Sales of the Product attributable to the Transplant Indications for each quarter of such calendar year (or portion remaining thereof) using such methodology as Roche otherwise uses in the forecasting of such Net Sales for its own internal purposes (the "PROJECTED GLOBAL TRACKED SALES"). Roche shall provide such forecast no more than [ * ] days following the start of the Royalty Term and no less than [ * ] days prior to the beginning of each calendar year, as applicable. Thereafter, Roche shall provide to Aspreva any modifications to the Projected Global Tracked Sales within [ * ] days of any

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such modification. Each forecast provided by Roche shall be the same forecast used by Roche at such time for its own internal purposes.

            (b) PAYMENT DUE TO ASPREVA. Roche shall, following each calendar quarter, calculate the Estimated Incremental Residual Sales for such quarter and shall, until a reconciliation is performed as to such quarter pursuant to
Section 8.4, pay to Aspreva fifty percent (50%) of such Estimated Incremental Residual Sales for such quarter.

      8.3 PAYMENTS AND REPORTS. Roche agrees to pay to Aspreva the quarterly payment set forth in Section 8.2(b) within forty-five (45) days after the end of such quarter. Along with such payment, Roche shall submit to Aspreva a report that includes the following information for such quarter in the Territory:

            (a) Projected Global Tracked Sales;

            (b) Adjusted Gross Sales and Net Sales for the Product;

            (c) Estimated Incremental Residual Sales; and

            (d) an enumeration of the payments due to Aspreva under
Section 8.2(b).

      8.4 RECONCILIATION.

            (a) TIMING; FREQUENCY. Within [ * ] days after the end of each Reconciliation Period (as defined below) for which Roche provides a Projected Global Tracked Sales forecast, Roche shall calculate and provide a written report to Aspreva of

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the Incremental Residual Sales as compared against Estimated Incremental
Residual Sales for such period, as determined using the Sales Tracking Methodology according to Section 8.5 (the "RECONCILIATION"). Such Reconciliation shall be conducted for (i) the period from the start of the Royalty Term until the first to occur of June 30 or December 31 of such year, (ii) each of the next three (3) six-month periods thereafter, and (iii) each calendar year period thereafter (each period, a "RECONCILIATION PERIOD"). Such report shall include a statement certifying that the Reconciliation was performed in accordance with the Sales Tracking Methodology and shall also include the following information for such Reconciliation Period in the Territory:

                  (i) Projected Global Tracked Sales for the particular Reconciliation Period;

                  (ii) Adjusted Gross Sales and Net Sales for the Product for the particular Reconciliation Period;

                  (iii) Estimated Incremental Residual Sales for the particular Reconciliation Period;

                  (iv) Global Tracked Sales for the Product for the particular Reconciliation Period, to permit Aspreva to verify the calculation of such figure under the Sales Tracking Methodology; and

                  (v) Incremental Residual Sales for the particular Reconciliation Period.

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            (b) RECONCILIATION MEETING. Within [ * ] days of receipt of the
Reconciliation, upon written request by Aspreva, the Financial Liaison of Roche shall meet with the Financial Liaison of Aspreva to go through the information contained in the Reconciliation, including the calculation of Global Tracked Sales in accordance with the Sales Tracking Methodology, and address Aspreva's concerns or questions related thereto (the "RECONCILIATION MEETING"). Notwithstanding the Reconciliation Meeting, Aspreva shall have a period of [ * ] days after receipt to review, comment upon, or otherwise object in writing or inquire as to the Reconciliation information provided by Roche pursuant to
Section 8.4(a), it being understood that any such comments or objections shall be [ * ] the [ * ] of the Sales Tracking Methodology and the Reconciliation process as described in Section 8.4(a), and not to the [ * ] of the Sales Tracking Methodology [ * ]. Upon receipt of any such objections or questions, Roche shall supply to Aspreva such information as Aspreva reasonably requests. In the event an error is identified, Roche shall [ * ], and shall [ * ]. This
Section 8.4(b) shall not be construed as diminishing Aspreva's rights under
Section 8.13.

            (c) PAYMENTS OWED OR DEDUCTIONS ALLOWED. In the event that Incremental Residual Sales for the Reconciliation Period exceeds the Estimated Incremental Residual Sales upon which Roche's quarterly payments pursuant to
Section 8.2(b) for the Reconciliation Period were based, Roche shall promptly pay Aspreva such amount as is necessary to make Aspreva whole, as though the Estimated Incremental Residual Sales for such Reconciliation Period accurately reflected Incremental Residual Sales. In the event that Incremental Residual Sales for the Reconciliation Period are less than the estimated Incremental Residual Sales upon

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which Roche's quarterly payments pursuant to Section 8.2(b) for the
Reconciliation Period were based, Roche shall be entitled to deduct such amount as is necessary, from the next payment due Aspreva under this Article 8, to make Roche whole, as though Estimated Incremental Residual Sales accurately reflected Incremental Residual Sales; provided that such deduction shall not exceed [ * ] of the amounts otherwise payable to Aspreva for such next payment owed Aspreva. Any deduction otherwise allowed but not taken as a result of such [ * ] limitation shall be carried forward and applied to payments due Aspreva under this Article 8 in future quarters, subject in each case to such [ * ] limitation.

      8.5 SALES TRACKING METHODOLOGY.

            (a) METHODOLOGY. For the purpose of each Reconciliation and the determination of actual Global Tracked Sales, Roche shall use a defined methodology (the "SALES TRACKING METHODOLOGY") to determine which portion of Net Sales in the Territory resulted from purchases of the Product for use in the Transplant Indications. Aspreva and Roche agree that the Sales Tracking Methodology shall initially be such methodology as is described in Schedule 8.5, subject to modification by the JC pursuant to Section 8.5(b).

            (b) MODIFICATIONS TO METHODOLOGY. The JC may elect at any point to adopt a different or modified Sales Tracking Methodology, which, if the JC so elects, shall become effective for the Reconciliation Period in which such election occurs (or for the first Reconciliation Period, if such election occurs before the start of the Royalty Term), and Schedule 8.5 shall be so amended to substitute such newly agreed-upon

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Sales Tracking Methodology. If the JC fails to agree on a different Sales
Tracking Methodology proposed by either Party, the Sales Tracking Methodology then in effect shall continue to be used. Notwithstanding the foregoing, it is understood and agreed by the Parties that each shall have the right, at its own expense, to undertake such market research and analysis, including "probes" or sampling of patient data, physician prescribing habits and the like (the "NEW SALES TRACKING DATA") or otherwise propose modifications to the Sales Tracking Methodology at any time during the Term, and to present such data or otherwise propose modifications to the Sales Tracking Methodology to the JC to enhance the validity or reliability of the Sales Tracking Methodology. It shall be the JC's continuing obligation to review any such New Sales Tracking Data in good faith, with the overriding obligation to ensure fair and accurate compensation to the Parties under this Agreement by tracking as accurately as reasonably possible, purchases of the Product in the Transplant Indications, balancing the desirability of increased accuracy against the costs of obtaining same. In the event that the JC adopts a new Sales Tracking Methodology that incorporates New Sales Tracking Data proposed by a Party, such proposing Party bears the burden of payment of any incremental costs of obtaining such New Sales Tracking Data; provided, however, that after [ * ], the Parties will share such costs [ * ] to the extent such costs are then prospective.

      8.6 SAMPLE PAYMENT CALCULATIONS. Schedule 8.6 contains an example of the calculations of the quarterly payments due under Section 8.1 and the periodic Reconciliation payments under Section 8.4. The sales figures shown in
Schedule 8.6

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are hypothetical and are presented solely for the purpose of illustrating the method for calculating the royalty payments under this Agreement.

      8.7 ADJUSTMENTS TO BASELINE RESIDUAL SALES.

            (a) CHANGES IN AVERAGE UNIT SELLING PRICE. Commencing January 2004, Roche shall calculate the Average Unit Selling Price and communicate same to Aspreva in writing. On an annual basis thereafter, Roche shall calculate the increase or decrease in the Average Unit Selling Price from the prior twelve month period, and the Parties shall adjust Baseline Residual Sales upward or downward, as the case may be, by that same percentage. On or before January 31st of each year, Roche shall provide to Aspreva a report listing (i) such increase or decrease in the Average Unit Selling Price and (ii) the new Baseline Residual Sales figure for the then-current year, both calculated pursuant to this Section 8.7(a).

            (b) PRODUCT RECALLS AND WITHDRAWALS. In the event that, due to a Product recall or withdrawal, the Product is no longer sold in such country, then Baseline Residual Sales shall be adjusted downward to offset the loss of sales in such country. Such adjustment for such country shall be at that percentage level set forth in Schedule 8.7(b) opposite the name of such country. For example, in the event the Product were no longer being sold in Germany, Baseline Residual Sales would be reduced by [ * ], and would only be subject to upward adjustment thereafter as provided in Section 8.7(a). [ * ]

            (c) TERMINATION BY ASPREVA. In the event that Aspreva terminates this Agreement with respect to a particular country in the Territory as provided in

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Section 14.2, then the Territory shall be defined thereafter as excluding such country for purposes of calculating Net Sales, and Baseline Residual Sales shall be adjusted downward to offset the loss of sales in such country. Such adjustment for such country shall be equal to that percentage level set forth in
Schedule 8.7(b) opposite the name of country. For example, in the event the Product were no longer being sold in Germany, Baseline Residual Sales would be reduced by [ * ], and would only be subject to upward adjustment thereafter as provided in Section 8.7(a). [ * ]

      8.8 FINANCE LIAISON. No later than thirty (30) days prior to the start of the Royalty Term, each Party shall designate a Finance Liaison responsible for overseeing and facilitating the exchange of information contemplated under this
Article 8. Either Party may replace its Finance Liaison at any time upon thirty
(30) days prior written notice to the other Party.

      8.9 CURRENCY AND CONVERSION. All payments under this Agreement shall be in Swiss Francs. For the purpose of computing Net Sales for Product sold in a currency other than Swiss Francs, Roche shall convert the amount of Net Sales in foreign currencies as computed in accordance with Roche's then current standard practices.

      8.10 INTEREST. In the event that Roche is late in paying to Aspreva any amounts due under this Agreement within the applicable time period set forth herein, such payment shall bear interest at the lesser of [ * ] as reported by [ * ] (or a successor or similar organization) from time to time.

      8.11 TAXES.

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            (a) COOPERATION AND COORDINATION. The Parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent feasible, taxes payable with respect to their collaboration efforts under this Agreement and that they shall use their best efforts to cooperate and coordinate with each other to achieve such objective.

            (b) PAYMENT OF TAX. A Party receiving a payment pursuant to this
Article 8, or deemed to receive a payment as a result of the cross-licensing arrangement under Article 2, shall pay any and all taxes levied on such payment or deemed payment. If applicable laws or regulations require that taxes be deducted and withheld from a payment made pursuant to this Article 8, the remitting Party shall (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; and (iii) send evidence of the obligation together with proof of payment to the other Party within sixty (60) days following that payment.

            (c) TAX RESIDENCE CERTIFICATE. A Party (including any party to whom this Agreement may be assigned as permitted under Section 16.2) receiving a payment pursuant to this Article 8 shall provide the remitting Party certification from the revenue authorities of a jurisdiction (a "TAX RESIDENCE CERTIFICATE") that it is a tax resident of that jurisdiction if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

            (d) ASSESSMENT. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any governmental authority for

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any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by law. The Parties shall cooperate with the other in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.

      8.12 BLOCKED CURRENCY. If by reason of law Roche is unable to convert to Swiss Francs a portion of the amount due by Roche under this Agreement, then Roche shall notify Aspreva in writing and Aspreva shall have the right to receive such portion and, upon written request from Aspreva, Roche shall pay to Aspreva such portion, in the currency of any other country designated by Aspreva and legally available to Roche.

      8.13 ACCOUNTING; AUDITS.

            (A) RECORDS. Roche agrees to keep full, clear, and accurate records for a period of at least three (3) years, or such longer period as may coincide with Roche's internal records retention policy, setting forth sales of the Product in the Territory during the Term in sufficient detail to permit Aspreva to confirm the accuracy of (i) Roche's determination of Global Tracked Sales pursuant to the Sales Tracking Methodology and (ii) the calculation of royalty payments and other compensation payable to Aspreva under this Agreement.

            (B) AUDIT. Roche further agrees to permit Aspreva to engage Roche's independent, certified public accountant, on behalf of Aspreva, to examine by way of an audit conducted in accordance with IAS, such of its books and records related to the calculations set forth in this Article 8, including all data used in conducting the Sales Tracking Methodology and in calculating any Reconciliation, but in any event no more

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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than once in any given calendar year. Aspreva shall have a right to request from the independent certified public accountant full access to review all work papers and supporting documents pertinent to such audit. If Aspreva reasonably believes, after reviewing information received from Roche's independent public accountant, that an additional audit is appropriate to address an apparent discrepancy with respect to Roche's calculation of Net Sales or other calculations set forth in this Article 8, Aspreva shall have the right, by an audit specialty firm acceptable to Roche, employed by Aspreva and at Aspreva's own expense, to perform such necessary audit procedures.

            (C) COSTS OF AUDIT. Aspreva shall bear the cost of any audit under this Section 8.13, except in the event that the results of the audit reveal an underpayment of the amounts described in this Article 8 by [ * ] or more over the period being audited, in which case Roche shall pay all costs of such examination. In the event that such examination concludes that additional amounts are owed to Aspreva, Roche shall pay any such additional amounts within thirty (30) days of the date that Roche receives the written report so concluding. In the event that such examination concludes that there has been an overpayment with respect to amounts paid to Aspreva, the excess (after deducting the cost of the examination) shall be credited to Roche against future payments required by this Article 8.

                                   ARTICLE 9

                             PATENTS AND INVENTIONS

      9.1 INVENTIONS. As between the Parties, Aspreva shall own any and all Inventions invented, either solely or jointly with Third Parties, by the employees or

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agents of Aspreva (the "ASPREVA SOLE INVENTIONS"). Aspreva and Roche shall each own an undivided equal interest in any Invention invented jointly by the employees or agents of Aspreva and Roche, with or without Third Parties (the "JOINT INVENTIONS"), and any Patents that claim such Joint Inventions (the "JOINT PATENTS"). Aspreva and Roche, as joint owners, shall each have the right to practice and to grant licenses under such Joint Patents without the other Party's consent or a duty of accounting, except as otherwise provided in this Agreement or agreed in writing by the Parties or as required by law. Solely for the purpose of determining ownership of Inventions under this Section 9.1, inventorship shall be determined in accordance with United States patent laws.

      9.2 PATENT PROSECUTION.

            (A) ASPREVA PATENTS. Aspreva shall retain control and ownership over, and bear all expenses associated with, the filing, prosecution, and maintenance of any Aspreva Patents. Aspreva shall confer in good faith with Roche regarding Aspreva's patent strategy, including those countries in the Territory in which Aspreva intends to file applications for Aspreva Patents. Roche shall have the right to comment upon Aspreva's strategy and to propose additional countries in the Territory where it believes Aspreva should seek Patent protection. The Parties shall determine in good faith how to [ * ] and to [ * ] associated with the [ * ] of the Aspreva Patents in such additional countries; provided, however, that [ * ] shall not be obligated to [ * ] in any country [ * ] or otherwise to incur costs in connection therewith. In the event Aspreva decides not to file an application for an Aspreva Patent relating to the Product in the Field in a country where Aspreva had previously agreed to file an application, Aspreva

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shall promptly notify Roche of such decision and Roche shall have the right to file, prosecute, and maintain such Aspreva Patent at its sole expense and discretion. If Aspreva chooses not to file an application for an Aspreva Patent relating to the Product in the Field and Roche elects to file such patent application at its own expense, Aspreva shall assign any and all rights that it may have to such a patent application to Roche (in which case it shall become a Roche Patent), and Roche shall grant Aspreva a license under such patent application or Patent issuing therefrom to the extent such a license is necessary or useful for Aspreva's conduct of activities outside the Field, including the making, using, selling, offering for sale, or importing of products outside the Field.

            (b) JOINT PATENTS. The JC shall determine the Parties' rights and obligations with respect to the filing, prosecution, maintenance and enforcement of Joint Patents and the costs associated therewith, on a case-by-case basis.

      9.3 ENFORCEMENT OF PATENT RIGHTS.

            (a) NOTICE. If either Party becomes aware of any Third Party activity in a Major Market Country that infringes a Roche Base Patent, or an Aspreva Patent in the Field or a Joint Patent in the Field, then that Party shall give prompt written notice to the other Party within [ * ] days after gaining knowledge of such infringement or violation.

            (b) ROCHE'S PRIMARY RIGHT TO BRING ACTION. Roche shall have the primary right, but not the obligation, to institute, prosecute or control any action or proceeding, with respect to such Third Party activity, by counsel of its own choice. If Roche institutes such an action, Aspreva shall confer with Roche, and Aspreva shall

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have the right, at its sole option, to pay up to fifty percent (50%) of Roche's ongoing litigation expenses associated with such action.

            (C) ALLOCATION OF RECOVERY. In the event that Aspreva decides to pay a portion of Roche's litigation expenses as provided in Section 9.3(b), any damages or monetary awards recovered by Roche shall first be applied to reimburse each Party an amount equal to the reasonable costs and expenses of such Party in connection with such litigation, and the balance shall be [ * ] In the event that Aspreva decides not to pay a portion of Roche's litigation expenses, any damages or monetary awards recovered shall first be applied to reimburse Roche an amount equal to its reasonable costs and expenses in connection with such litigation. Roche and Aspreva shall share that portion of any remaining damages or monetary award attributable to lost profits, with Roche receiving [ * ] of such portion and Aspreva receiving [ * ] of such portion. The Parties shall determine in good faith Aspreva's share, if any, of damages or monetary awards based on a reasonable royalty or any legal theories other than lost profits. After deducting the amounts described above, any balance of damages or monetary awards shall belong to Roche.

            (D) ASPREVA'S RIGHT TO BRING ACTION. If Roche fails to bring an infringement action under the Roche Base Patents, or the Aspreva Patents in the Field or the Joint Patents in the Field, within a period of [ * ] days after delivery of the notice set forth in Section 9.3(a), then Aspreva shall have the right, but not the obligation, to bring and control an action, with respect to such Third Party activity, by counsel of its own choice. Roche shall have the right, at its sole option, to pay up to fifty percent (50%) of Aspreva's ongoing litigation expenses associated with such action. In the

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event that Roche decides to pay a portion of Aspreva's litigation expenses, any damages or monetary awards recovered shall first be applied to reimburse each Party an amount equal to the reasonable costs and expenses of such Party in connection with such litigation, and the balance shall be shared by the Parties in proportion to the costs and expenses borne by each Party. In the event that Roche decides not to pay a portion of Aspreva's litigation expenses, any damages or monetary awards recovered shall first be applied to reimburse Aspreva an amount equal to its reasonable costs and expenses in connection with such litigation. Roche and Aspreva shall share that portion of any remaining damages or monetary award attributable to lost profits, with Aspreva receiving [ * ] of such portion and Roche receiving [ * ] of such portion. The Parties shall determine in good faith Roche's share, if any, of damages or monetary awards based on a reasonable royalty or any legal theories other than lost profits. After deducting the amounts described above, any balance of damages or monetary awards shall belong to Aspreva.

            (e) In any event, the Party not bringing an infringement action under this Section 9.3 shall have the right (at its own expense, which shall not be reimbursed out of any damages or monetary award recovered) to participate in such action and to be represented by counsel of its own choice; furthermore, the Party not bringing such an infringement action agrees to be joined as a party to the suit, at the request and expense of the Party bringing such action, and to provide reasonable assistance in any such action, at the requesting Party's expense.

      9.4 ENFORCEMENT OF OTHER GOVERNMENT-CONFERRED RIGHTS. If either Party becomes aware of any Third Party activity in the Territory that is in violation of

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government-conferred exclusivity (e.g., an Orphan Drug designation) with respect to the Product (the "REGULATORY EXCLUSIVITY RIGHTS"), then that Party shall give prompt written notice to the other Party within [ * ] days after gaining knowledge of such infringement or violation.

      9.5 DEFENSE OF THIRD PARTY CLAIMS. If a claim is brought by a Third Party against Roche or Aspreva that any activity conducted pursuant to this Agreement or the use, manufacture, sale, offer for sale, or importation of the Product in the Field in the Territory infringes the intellectual property rights of such Third Party, such Party will give prompt written notice to the other Party of such claim. If such claim is not based solely on the use of the Product in the Field, then Roche shall defend and hold harmless Aspreva against any such claim and any resulting suit at its expense and shall indemnify Aspreva against any resulting judgments and settlements, provided that Roche shall not settle any claim or suit in a manner that would negatively affect Aspreva without obtaining Aspreva's prior written consent, which shall not be unreasonably withheld. Alternatively, if such claim is based solely on the use of the Product in the Field, then Roche shall be entitled to deduct [ * ] of its reasonable costs of defense, plus any amounts paid in settlement or adverse judgment, in [ * ] from Net Sales over [ * ], prior to the calculation of royalty payments owed to Aspreva under Section 8.2(b); provided, however, that in no quarter shall such royalty payments be reduced to below [ * ]. Any deduction otherwise allowed but not taken as a result of insufficient Net Sales shall be carried forward and applied in [ * ].

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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                                   ARTICLE 10

                         TRADEMARK USAGE AND MAINTENANCE

      10.1 OWNERSHIP OF TRADEMARKS.

            (a) ROCHE TRADEMARKS. Roche or its Affiliates shall exclusively own all Roche Trademarks, and shall be responsible for procurement and maintenance of trademark registrations for such Roche Trademarks and shall bear all expenses attributable thereto. Except for the license granted in Section 2.2, nothing herein shall create any ownership rights of Aspreva in and to the Roche Trademarks. Roche agrees to execute any required documents, to provide upon request any required records, and otherwise to cooperate fully with Aspreva as may be necessary to accomplish the recordation of such license in any jurisdiction that Aspreva seeks such recordation. In such event, the expenses for recordation will be borne by Aspreva.

            (b) ASPREVA HOUSE MARKS. Aspreva shall exclusively own all Aspreva House Marks, and shall be responsible for procurement and maintenance of trademark registrations for such Aspreva House Marks and shall bear all expenses attributable thereto. Except for the license granted in Section 2.3(a), nothing herein shall create any rights of Roche in and to the Aspreva House Marks.

      10.2 USE OF THE TRADEMARKS. Aspreva shall use the Roche Trademarks only in connection with the developing, Detailing, and Promoting of Products in the Field in the Territory. It is understood and agreed by Roche that Aspreva shall have the right to use the Aspreva House Marks in conjunction with the Roche Trademarks, as provided

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in Section 6.5. Roche shall use the Aspreva House Marks only as provided in
Section 2.3(a).

      10.3 HOUSE MARKS. Each Party acknowledges the goodwill and reputation associated with the other Party's House Marks, and shall use such House Marks in a manner that maintains and promotes such goodwill and reputation. Each Party shall take all reasonable precautions and actions to protect the goodwill and reputation that has inured to the other Party's House Marks, shall refrain from doing any act that is reasonably likely to impair the reputation of such House Marks, and shall cooperate fully to protect such House Marks.

      10.4 QUALITY CONTROL. As provided in Section 6.5(b), Aspreva shall not use any Aspreva Promotional Material without review by the JC.

      10.5 ACKNOWLEDGEMENT OF OWNERSHIP RIGHTS. Aspreva undertakes to conduct its activities in such a way so as not to jeopardize or compromise in any way the Roche Trademarks or rights therein, and Roche undertakes to conduct its activities in such a way so as not to jeopardize or compromise in any way the Aspreva House Marks. Each Party shall not use the other Party's Trademarks or House Marks, as the case may be, as all or part of any corporate name, trade name, trademark, service mark, certification mark, collective membership mark, domain name, or any other designation confusingly similar to the other Party's Trademarks or House Marks in any way that damages the other Party's Trademarks or House Marks. If Aspreva or its Affiliates challenge or, directly or indirectly, assert any right, title or interest in or to the Roche House Marks, the Roche Trademarks, or any registrations or applications for

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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registration thereof, or seek to register the Roche House Marks, the Roche
Trademarks, or any trademark confusingly similar thereto in any country for any goods and services, then Roche shall have the right to give written notice to Aspreva of such conduct and Aspreva shall immediately cease such conduct. If Roche or its Affiliates challenge or, directly or indirectly, assert any right, title or interest in or to the Aspreva House Marks or any registrations or applications for registration thereof, or seek to register the Aspreva House Marks or any trademark confusingly similar thereto in any country for any goods and services, then Aspreva shall have the right to give written notice to Roche of such conduct and Roche shall immediately cease such conduct.

      10.6 USE OF TRADEMARK DESIGNATIONS. The (TM) designation shall be used in conjunction with each Roche Trademark or Aspreva House Mark within the Territory until such time as registrations issue, except to the extent such designation is not common practice in a given country of the Territory. Once registrations issue, the (R) designation shall be used in connection with the Roche Trademarks and the Aspreva House Marks, except to the extent such designation is not common practice in a given country of the Territory. An appropriate statutory notice of trademark ownership shall be affixed to or imprinted on any material wherever the Roche House Marks, Roche Trademarks, and Aspreva House Marks are used. Roche's and Aspreva's respective ownership of such marks shall be identified on all materials on which they appear. The exact language for identification of ownership shall be in accordance with branding and implementation guidelines to be agreed upon by the Parties.

      10.7 INFRINGEMENT OF ROCHE TRADEMARKS.

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            (a) PROCEDURE. In the event that either Party becomes aware of (i)
actual infringement of a Roche Trademark; (ii) a mark or name confusingly similar to a Roche Trademark; or (iii) any unfair trade practices, trade dress imitation, passing off, or like offenses, that relate to the Roche Trademarks, such Party shall promptly so notify the other Party in writing. Roche shall have the right, but not the obligation, at its sole cost and expense, to initiate, prosecute, and control an infringement action or file any other appropriate action or claim related to infringement of the Roche Trademark against any Third Party. If Roche fails to bring an such infringement action within a period of ninety (90) days after delivery of the notice set forth above, then Aspreva shall have the right, but not the obligation, at its sole cost and expense, to initiate, prosecute, and control an infringement action or file any other appropriate action or claim related to infringement of the Roche Trademark against any Third Party. In either event, the Party not bringing any such action
(i) shall have the right (at its own expense) to participate in such action and to be represented by counsel of its own choice, and (ii) agrees, at the request and expense of the Party bringing such action, to be joined as a party to the suit and to provide reasonable assistance in any such action. The Party controlling such action shall take all reasonable and appropriate steps to protect, defend, and maintain the Roche Trademarks for use by the Parties and shall have the right to control settlement of such action; provided, however, that no settlement shall be entered into without the written consent of the other Party, not to be unreasonably withheld.

            (b) COSTS. Any damages or monetary award recovered shall be applied first to reimburse the reasonable costs and expenses of the Party bringing such

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action in connection with such litigation, with the balance being allocated to the Parties in proportion that Party's share of such costs and expenses.

      10.8 THIRD PARTY TRADEMARK CLAIMS.

            (a) CLAIMS BASED ON USE OF THE ROCHE TRADEMARKS. If a claim is brought by a Third Party that use of the Roche Trademarks infringes such Third Party's trademarks, the Party against which the action is brought will give prompt written notice to the other Party of such claim. Roche shall defend such claim and any resulting suit at its expense and shall indemnify Aspreva against any resulting final judgments and settlements, provided that Roche shall not settle any claim or suit in a manner that would adversely affect Aspreva without obtaining Aspreva's prior written consent, which shall not be unreasonably withheld.

            (b) CLAIMS BASED ON USE OF EITHER PARTY'S HOUSE MARKS. If a claim is brought by a Third Party that use of either Party's House Marks infringes such Third Party's trademarks, the Party against which the action is brought will give prompt written notice to the other Party of such claim. The Party that owns the relevant House Marks shall defend such claim and any resulting suit at its expense and shall indemnify the other Party against any resulting final judgments and settlements, provided that the defending Party shall not settle any claim or suit in a manner that would adversely affect the other Party without obtaining the other Party's prior written consent, which shall not be unreasonably withheld.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       66.

                                   ARTICLE 11

                   COVENANTS, REPRESENTATIONS, AND WARRANTIES

      11.1 MUTUAL COVENANTS. Each Party covenants the following:

            (a) That it shall comply and cause its employees to comply, with all federal, state, provincial, territorial, governmental, and local laws, rules, and regulations applicable to the development, manufacture, Promotion, Detailing, and commercialization of the Product by such Party pursuant to the Development Plan, Commercialization Plan, and this Agreement, including without limitation, with respect to the United States, the Prescription Drug Marketing Act ("PDMA"), the Federal Food, Drug and Cosmetics Act of 1938, as amended, the Health Insurance Portability and Accountability Act ("HIPAA"), the Federal Anti-Kickback Statute, and any applicable FDA regulations relating to sampling practices.

            (b) That it shall disclose promptly, without delay, to the other Party all information in its Control, and as to which it becomes aware, concerning side effects, injury, toxicity, or sensitivity reaction and incidents or severity thereof with respect to the Product.

      11.2 ROCHE COVENANTS. Roche covenants, on behalf of itself and its Affiliates, that:

            (a) It shall not, nor shall its Affiliates, during the Term, pledge or otherwise convey any security interest in any [ * ] or sell or transfer any [
* ], except as expressly provided for herein, and except that Roche shall have the right to transfer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       67.

same to any Affiliate of Roche, or in connection with a merger or acquisition of or by Roche, or in connection with a sale of assets of Roche to which this Agreement relates, provided any such transfer shall be at all times subject to the terms and conditions of this Agreement.

            (b) It or its Affiliates shall maintain the [ * ] within the Territory in the [ * ] during the Term.

      11.3 ASPREVA COVENANT. Aspreva covenants, on behalf of itself and its Affiliates, that it or its Affiliates will use its or their best efforts over the thirty-six (36) months following the Effective Date to raise adequate capital to finance the first three (3) clinical trial programs in the Field as set forth in the Development Plan.

      11.4 REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

            (a) Roche and Aspreva each represents and warrants to the other that, as of the Effective Date: (i) it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, (ii) it has the authority and right to enter into this Agreement and to perform its obligations hereunder, (iii) this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable limitations on such enforcement based on bankruptcy laws and other debtors' rights, and (iv) its execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       68.

            (b) Roche and Aspreva each represents and warrants to the other, as of the Effective Date, that neither its name nor the name of any of its employees or consultants who will be undertaking any activities related to this Agreement or the Product are listed on the debarment list maintained by the FDA pursuant to 21 U.S.C. Sections. 335(a) and sections. 335(b) and published on the internet at the following address (or any successor address): http://www.fda.gov/ora/compliance_ref/debar/default.htm.

      11.5 REPRESENTATIONS AND WARRANTIES OF ROCHE. Roche hereby represents and warrants to Aspreva that, as of the Effective Date:

            (a) It has not withheld any information related to the Product, including but not limited to clinical data, Regulatory Filings, and regulatory communications, that would be reasonably determined to be material to Aspreva's decision to enter into this Agreement;

            (b) There are no [ * ] (or the equivalent in countries outside the United States) pending with respect to the Product in the Major Market Countries;

            (c) Other than [ * ], neither Roche nor any of its Affiliates has granted any licenses to, or otherwise authorized, any person or entity under [ * ] to [ * ] the [ * ] in the [ * ];

            (d) To the best of Roche's knowledge, Roche or its Affiliates [ * ] all right, title and interest in and to [ * ], such [ * ] are not owned or co-owned by any other Party, and neither Roche nor its Affiliates have pledged or otherwise conveyed any security interest in such [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       69.

            (e) In the Major Market Countries, there is no [ * ] or, to Roche's knowledge, [ * ] that [ * ] the Product [ * ] of any Third Party;

            (f) It has sufficient capacity for the manufacture and supply of the Product in the Territory to meet the demand to be created by the efforts of Aspreva under this Agreement in accordance with the Development Plan and the Commercialization Plan, based on Aspreva's projections of such demand, as communicated to Roche as of the Effective Date; and

            (g) Schedule 2.6(c) is [ * ] a listing of all countries [ * ] wherein [ * ] any [ * ] the right to [ * ] the Product.

      11.6 PERFORMANCE BY AFFILIATES. The Parties recognize that each may perform some or all of its obligations under this Agreement through one or more Affiliates, provided, however, that (i) Roche shall remain responsible and be guarantor of the performance by its Affiliates; and (ii) Aspreva Canada shall remain responsible and be guarantor of the performance of Aspreva and its or Aspreva's Affiliates. Roche and Aspreva Canada shall each cause its Affiliates, and Aspreva Canada shall cause Aspreva and its or Aspreva's Affiliates, to comply with the provisions of this Agreement in connection with such performance.

                                   ARTICLE 12

                                 CONFIDENTIALITY

      12.1 TREATMENT OF CONFIDENTIAL INFORMATION. Except as provided below, the Parties agree that during the Term, and for a period of [ * ] years thereafter, each Party

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       70.

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(the "RECEIVING PARTY") shall (i) maintain in confidence Confidential
Information of the other Party (the "DISCLOSING PARTY") to the same extent and with the same degree of care as the Receiving Party maintains its own proprietary industrial information of similar kind and value (but at a minimum each Party shall use commercially reasonable efforts), (ii) not disclose such Confidential Information to any Third Party without prior written consent of the Disclosing Party, except for disclosures made in confidence to any Third Party that are explicitly permitted by the Commercialization Plan or Development Plan or approved by the JC, and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement.

      12.2 EXCEPTIONS. Notwithstanding the foregoing, the Receiving Party shall have no such confidentiality obligations with respect to any portion of the Confidential Information of the Disclosing Party that:

            (a) at the time of disclosure by the Disclosing Party to the Receiving Party, was generally available to the public, or after such disclosure, becomes generally available to the public through no fault attributable to the Receiving Party; or

            (b) was known to the Receiving Party, without obligation to keep it confidential, prior to when it was received from the Disclosing Party; or

            (c) is subsequently disclosed to the Receiving Party, without obligation to keep it confidential, by a Third Party lawfully in possession thereof and having the right to so disclose; or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       71.

            (d) as demonstrated by the Receiving Party by competent written proof, has been independently developed by employees of the Receiving Party who do not have access to or knowledge of such Confidential Information.

      12.3 AUTHORIZED DISCLOSURES. Nothing in this Agreement shall prohibit the Receiving Party from disclosing Confidential Information of the other Party, as well as the terms and conditions of this Agreement:

            (a) to the Receiving Party's Affiliates, employees, agents, consultants, sublicensees, potential collaborators, advisors, clinical investigators, and contract manufacturers, if any, but only on a need-to-know basis for purposes provided for in this Agreement, provided such disclosure occurs pursuant to a written confidentiality agreement containing provisions at least as protective as those of this Article 12;

            (b) to professional advisors bound by a duty of confidentiality;

            (c) in cases where Aspreva is the Receiving Party, to Aspreva's investors and potential investors, acquirers, or merger candidates; or

            (d) to the extent required by court order, law, or regulation, provided that the Receiving Party provides the other Party prior written notice of the required disclosure and takes reasonable steps to limit such disclosure to the minimum required amount and to obtain, or cooperate with the other Party in obtaining, a protective order or other similar order requiring that such Confidential Information be used only for the purposes required by such court order, law, or regulation.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       72.

      12.4 PUBLICITY. All publicity, press releases, and other public announcements relating to this Agreement or the performance hereunder other than publications described in Section 12.5 shall be reviewed in advance by, and subject to the approval of, both Parties (which approval shall not be unreasonably withheld); provided, however, that any disclosure which it believes in good faith is required by law or any listing or securities trading agreement concerning its publicly traded securities, based upon advice of the disclosing Party's counsel, may be made without the prior consent of the other Party, although the other Party shall be given prompt notice of any such legally required disclosure and to the extent practicable the disclosing Party shall provide the other Party an opportunity to comment on the proposed disclosure.

      12.5 PUBLICATION.

            (a) Each Party agrees that it shall not publish or present to the public the results of non-clinical scientific studies or clinical trials related to the Product in the Field without the opportunity for prior review by the other Party. If a Party (the "PUBLISHING PARTY") wishes to publish or to present to the public such results, then it shall provide the other Party (the "NON-PUBLISHING PARTY") the opportunity to review any of the Publishing Party's proposed abstracts, manuscripts or presentations (including verbal presentations) which relate to any Product at least thirty (30) days prior to its intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Party is given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable. Both Parties understand that a reasonable commercial strategy may require delay of publication of information or filing of patent applications.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       73.

The Parties agree to review and consider delay of publication and filing of patent applications under certain circumstances. Neither Party shall have the right to publish or present to the public Confidential Information of the other Party, except as permitted under Sections 12.2 and 12.3. Nothing contained in this Section 12.5 shall prohibit the inclusion of information necessary for a patent application, except for Confidential Information of the non-filing Party, provided the non-filing Party is given a reasonable opportunity to review the information to be included prior to submission of such patent application.

            (b) It is understood that a Detail of the Product in the Field in the Territory shall not be considered to be publication or presentation to the public and shall therefore not be subject to the requirements of Section 12.5(a).

      12.6 TERMINATION OF PRIOR AGREEMENTS. This Agreement supersedes all non-disclosure agreements entered into by the Parties prior to the Effective Date. All information exchanged between the Parties under such nondisclosure agreements prior to the Effective Date shall be deemed Confidential Information and shall be subject to the terms of this Article 12.

                                   ARTICLE 13

                                 INDEMNIFICATION

      13.1 INDEMNIFICATION BY ASPREVA. Unless otherwise provided herein, Aspreva agrees to indemnify, hold harmless and defend Roche and its directors, officers, employees and agents (the "ROCHE INDEMNITEES") from and against any and all Third Party suits, claims, actions, demands, liabilities, losses, and/or expenses (including

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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reasonable attorneys fees and legal expenses) (collectively, "CLAIMS") resulting or alleged to result from, directly or indirectly, any of the following (each, an "ASPREVA ASSUMED LIABILITY"):

            (a) a breach by Aspreva of a representation, warranty, or covenant of this Agreement;

            (b) any statement or representation attributable to Aspreva, its Affiliates, or their respective officers, directors, employees, agents, sublicensees or subcontractors (the "ASPREVA PARTIES") that is inconsistent with or contrary to the Product labeling or any Existing Promotional Materials or Aspreva Promotional Materials;

            (c) any violation of applicable law or regulation by an action, policy, or practice of the Aspreva Parties in the performance of Aspreva's obligations under this Agreement except when the action, policy, or practice found to be in violation was the direct result of approval by Roche of any Aspreva Promotional Materials or such action, policy, or practice was a procedure of or established by Roche;

            (d) any negligence or willful misconduct of the Aspreva Parties in connection with their performance of Aspreva's obligations under this Agreement. Such indemnity shall not apply if Roche fails to comply with the indemnification procedures set forth in Section 13.3 or to the extent it is shown that the Claim was the result of any Roche Assumed Liability (as defined below).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

      13.2 INDEMNIFICATION BY ROCHE. Unless otherwise provided herein, Roche shall indemnify, hold harmless and defend Aspreva and its directors, officers, employees and agents (the "ASPREVA INDEMNITEES") from and against any and all Claims resulting or alleged to result to result from, directly or indirectly, any of the following (each, a "ROCHE ASSUMED LIABILITY"):

            (a) a breach of a representation, warranty, or covenant of this Agreement by Roche;

            (b) any statement or representation attributable to Roche, its Affiliates, or their respective officers, directors, employees, agents, sublicensees or subcontractors (the "ROCHE PARTIES") that is inconsistent with or contrary to the Product labeling or Existing Marketing Materials;

            (c) Third Party personal injury or death, possibility of injury or death, or economic loss with respect to Product (other than an Advertising Claim in the Field);

            (d) any violation of applicable law or regulation by the Roche Parties in the performance of Roche's obligations under this Agreement, including, without limitation, with regard to Roche's obligations pertaining to adverse event reporting and recalls of the Product;

            (e) any negligence or willful misconduct of the Roche Parties;

            (f) terms and conditions with respect to the sale of Product in the Territory;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       76.

            (g) failure of the Product to comply with Specifications or Roche's warranty under Section 7.1;

            (h) violation or infringement of any right granted by a Roche Party to a Third Party Distributor, or breach of any obligation undertaken by a Roche Party with respect to a Third Party Distributor; or

            (i) infringement of Third Party patent rights through the manufacture, sale, advertising, and/or importation of the Product, if such Claims are not based solely on use of the Product in the Field. Such indemnity shall not apply if Aspreva fails to comply with the indemnification procedures set forth in Section 13.3 or to the extent it is shown that the Claim was the result of any Aspreva Assumed Liability.

      13.3 PROCEDURE. In the event of a claim by a Third Party against a Party entitled to indemnification under this Agreement ("INDEMNIFIED PARTY"), the Indemnified Party shall promptly notify the other Party ("INDEMNIFYING PARTY") in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party, including, as requested by the Indemnifying Party and at the Indemnifying Party's cost, entering into a joint defense agreement. The Indemnified Party may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party's written consent. The Indemnifying Party shall not settle any such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       77.

claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

      13.4 ADVERTISING CLAIMS IN THE FIELD. Roche and Aspreva shall each be jointly responsible for any Third Party economic loss, incurred by Roche or Aspreva, with respect to Product labeling or marketing material ("ADVERTISING CLAIM") with respect to the use of the Product in the Field. Any Advertising Claim amounts paid by Roche shall be deducted from Net Sales in [ * ] commencing with the [ * ] in which such loss was incurred prior to calculation of royalty payments owed to Aspreva under this Agreement; provided, however, that in no [ * ] shall such royalty payments be reduced to below [ * ]. Any deduction otherwise allowed but not taken as a result of insufficient Net Sales shall be carried forward and applied in future [ * ] Where such Advertising Claim amount was paid by Aspreva, Roche shall reimburse Aspreva [ * ] of such Advertising Claim within thirty (30) days of written notice thereof by Aspreva.

      13.5 INSURANCE. Each party shall procure and maintain insurance, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent corporations similarly situated at all times during which the Product is being clinically tested with human subjects or commercially distributed or sold. The Parties acknowledge and agree that such insurance shall not be construed to create a limit of either Party's liability with respect to its indemnification obligations under this Article 13. Each Party shall provide the other with written evidence of such insurance upon request. Each Party shall provide the other with written notice at least thirty (30) days prior to the cancellation, non-renewal or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       78.

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material change in such insurance or self-insurance which materially adversely affects the rights of the other Party hereunder.

                                   ARTICLE 14

                              TERM AND TERMINATION

      14.1 TERM. Unless earlier terminated in accordance with the terms of this
Article 14, the term of this Agreement shall begin on the Effective Date and will expire December 31, 2017. Upon expiration of this Agreement:

            (a) Roche shall pay Aspreva a sunset royalty for the years 2018, 2019, and 2020 equal to a percentage of Net Sales, if any, in the Territory in each of these years. Such percentage shall be calculated according to the following table:

YEAR                            ROYALTY PERCENTAGE
----                            ------------------
2018                                   [ * ]
2019                                   [ * ]
2020                                   [ * ]

where [ * ] is total [ * ] for the period [ * ], inclusive, and [ * ] is [ * ] for the same period. Any royalty payments due to Aspreva under this Section 14.1 for a particular year shall be due and payable by [ * ] of the subsequent year.

            (b) Roche shall continue to have the right to use all aspects of the Aspreva Promotional Materials other than the Aspreva House Marks, solely in connection with the commercialization of the Product in the Field in the Territory, subject to payment of the amounts owed under Section 14.1(a).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       79.

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            (c) Roche shall retain a fully paid, non-exclusive license to use and practice the Aspreva Know-How, solely in connection with the development or commercialization of the Product in the Field. Such license shall terminate, on a country-by-country basis, at such time that Roche ceases selling the Product in each such country.

            (d) The license granted Roche in Section 2.3(b) shall remain in effect, but shall convert to a fully paid, non-exclusive license.

      14.2 UNILATERAL TERMINATION BY ASPREVA. Aspreva shall have the right to terminate this Agreement, on a country-by-country basis, at any time during the Term, upon six (6) months notice to Roche. Upon termination by Aspreva pursuant to this Section 14.2 with respect to a country in the Territory:

            (a) Aspreva shall use Commercially Reasonable Efforts to return to Roche all Product Samples, Existing Promotional Materials, and Aspreva Promotional Materials then in Aspreva's Control that are specific to such country.

            (b) Baseline Residual Sales shall be adjusted downward and the Territory shall be redefined to exclude such country, pursuant to Section 8.7(c).

            (c) In such country, Roche shall continue to have the right to use all aspects of the Aspreva Promotional Materials other than the Aspreva House Marks, solely in connection with the commercialization of the Product in the Field.

            (d) Roche shall retain a fully paid, exclusive, except as to Aspreva and its Affiliates, license to use and practice the Aspreva Know-How, solely in connection

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       80.

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with the development or commercialization of the Product in the Field in such country. Such license shall terminate at such time that Roche ceases selling the Product in such country.

            (e) In such country, the license granted Roche in Section 2.3(b) shall remain in effect, but shall convert to a fully paid, non-exclusive license.

            (f) Aspreva shall continue to conduct or wind-down, as appropriate, any then-existing clinical trials at its cost.

      14.3 TERMINATION BASED ON SALES. In the event at any time after December 31, 2011, cumulative Residual Sales in the Territory over [ * ] are less than Baseline Residual Sales, either Party shall have the right thereafter to terminate this Agreement in its entirety upon ninety (90) days written notice to other Party. For the sake of clarity, the Parties intend that termination under this Section will be based entirely on Residual Sales calculated by applying the Sales Tracking Methodology to actual sales of the Product, not on projected or forecasted sales. Upon termination of this Agreement pursuant to this Section 14.3:

            (a) Aspreva shall use Commercially Reasonable Efforts to return to Roche all Product Samples, Existing Promotional Materials, and Aspreva Promotional Materials then in Aspreva's Control.

            (b) Roche shall retain a fully paid, exclusive, except as to Aspreva and its Affiliates, license to use and practice the Aspreva Know-How, solely in connection with the development or commercialization of the Product in the Field. Such license

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       81.

shall terminate, on a country-by-country basis, at such time that Roche ceases selling the Product in each such country.

            (c) The license granted Roche in Section 2.3(b) shall remain in effect, but shall convert to a fully paid, non-exclusive license.

      14.4 TERMINATION UPON CESSATION OF SALE OF THE PRODUCT. Either Party may terminate this Agreement, on a country-by-country basis, at any time upon sixty
(60) days written notice to the other Party if the Product is (i) withdrawn from the market in such country by Roche for safety reasons or (ii) recalled by Roche for a period of [ * ] (and not reasonably expected to be reintroduced) in such country. Upon termination of this Agreement pursuant to this Section 14.4:

            (a) Aspreva shall use Commercially Reasonable Efforts to return to Roche all Product Samples, Existing Promotional Materials, and Aspreva Promotional Materials then in Aspreva's Control that are specific to such country; and

            (b) Baseline Residual Sales shall be adjusted downward pursuant to
Section 8.7(b).

      14.5 MATERIAL BREACH.

            (a) If either Party believes that the other is in material breach of this Agreement (including without limitation any material breach of a representation or warranty made in this Agreement), then the non-breaching Party may deliver notice of such breach to the other Party. In such notice the non-breaching Party shall identify the actions or conduct that such Party would consider to be an acceptable cure of such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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breach. For all breaches other than a failure to make a payment set forth in
Article 8, the allegedly breaching Party shall have ninety (90) days to either cure such breach or, if cure cannot be reasonably effected within such ninety
(90) day period, to deliver to the other Party a plan for curing such breach which is reasonably sufficient to effect a cure. Such a plan shall set forth a program for achieving cure as rapidly as practicable. Following delivery of such plan, the breaching Party shall use commercially reasonable efforts to carry out the plan and cure the breach. For any breach arising from a failure to make a payment set forth in Article 8, the allegedly breaching Party shall have ten
(10) days to cure such breach.

            (b) If the Party receiving notice of breach fails to cure such breach within the 90-day period or 10-day period (as applicable), or the Party providing the notice reasonably determines that the proposed corrective plan or the actions being taken to carry it out is not commercially practicable, the Party originally delivering the notice may seek such remedies as are available to such Party at law or in equity in accordance with the dispute resolution provisions in Article 15.

            (c) In the event that, as permitted by Section 16.2, the Agreement either (i) is assigned to a Third Party or (ii) a Third Party becomes a successor in interest to Aspreva as a result of merger or acquisition with or by Aspreva or Aspreva Canada (in each case, a "SUCCESSOR ENTITY"), then Section 14.5(b) shall be automatically amended to provide Roche with the right, in addition to any other remedies, to terminate this Agreement if such Successor Entity fails to cure a material breach following notice thereof by Roche according to Section 14.5(a), or if Roche reasonably determines that the corrective plan, if any, proposed by such Successor

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       83.

Entity under Section 14.5(a) or the actions being taken to carry out such plan are not commercially practicable. Such termination will be effective upon expiration of the notice period provided in Section 14.5(a) or thirty (30) days following Roche's written notice to such Successor Entity of a determination regarding such commercial impracticability, as the case may be. In the event of such termination: (i) the Successor Entity shall use Commercially Reasonable Efforts to return to Roche all Product Samples, Existing Promotional Materials, and Aspreva Promotional Materials then in the Successor Entity's Control; (ii) Roche shall retain a fully paid, exclusive, except as to Aspreva and its Affiliates, license to use and practice the Aspreva Know-How solely in connection with the development or commercialization of the Product in the Field, which such license shall terminate, on a country-by-country basis, at such time that Roche ceases selling the Product in each such country; and (iii) the license granted Roche in Section 2.3(b) shall remain in effect, but shall convert to a fully paid, non-exclusive license.

            (d) Notwithstanding Section 14.5(a), in the event that Aspreva materially breaches its covenant under Section 11.3, then Roche shall have the right to terminate this Agreement upon ninety (90) days advance written notice to Aspreva if Aspreva fails to cure such breach within such ninety (90) day period. In the event of such termination: (i) Aspreva shall use Commercially Reasonable Efforts to return to Roche all Product Samples, Existing Promotional Materials, and Aspreva Promotional Materials then in Aspreva's Control; (ii) Roche shall retain a fully paid, non-exclusive license to use and practice the Aspreva Know-How solely in connection with the development or commercialization of the Product in the Field, which such license shall

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       84.

terminate, on a country-by-country basis, at such time that Roche ceases selling the Product in each such country; and (iii) the license granted Roche in Section 2.3(b) shall remain in effect, but shall convert to a fully paid, non-exclusive license.

      14.6 SURVIVAL; ACCRUED RIGHTS. The rights and obligations of the Parties under the following provisions of this Agreement shall survive expiration or any termination of this Agreement: Sections 6.5(d), 8.13, 9.1, 9.2(a) (solely with respect to assignments made or licenses granted pursuant thereto), 10.1, 14.6, 16.3, 16.5 and 16.6, and Articles 12, 13, and 15. In addition, the rights and obligations specifically enumerated or referenced under 14.1, 14.2, 14.3, 14.4, 14.5(c), and 14.5(d) shall also survive as applicable to the events of expiration or termination set forth in such Sections. Following any expiration or termination of this Agreement, each Party shall, at the other Parties' request, reasonably cooperate with the other Party with respect to the filing and prosecution of any Joint Patent invented during the Term or any Aspreva Patent invented during the Term (including any Aspreva Patent assigned to Roche pursuant to Section 9.2(a)). In any event, expiration or termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such expiration or termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party's right to obtain performance of any obligation.

                                   ARTICLE 15

                               DISPUTE RESOLUTION

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       85.

      15.1 DISPUTES. Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, the Parties shall refer such dispute to the respective Senior Management, and such Senior Management shall attempt in good faith to resolve such dispute.

      15.2 ARBITRATION. If the Parties are unable resolve a given dispute pursuant to Section 15.1 within [ * ] days of referring such dispute to the Senior Management, either Party may have the given dispute settled by binding arbitration in the manner described below:

            (a) ARBITRATION REQUEST. If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the "ARBITRATION REQUEST") to the other Party of such intention and the issues for resolution. From the date of the Arbitration Request and until such time as the dispute has become finally settled, the running of the time periods as to which Party must cure a breach of this Agreement becomes suspended as to the subject matter of the dispute.

            (b) ADDITIONAL ISSUES. Within [ * ] business days after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

            (c) NO ARBITRATION OF PATENT/CONFIDENTIALITY ISSUES. Unless otherwise agreed by the Parties, disputes relating to patents and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       86.

            (d) ARBITRATION PROCEDURE. Discovery shall be under the U.S. Federal Rules of Civil Procedure then in effect in the District Court for the [ * ]. The Arbitration shall be held in [ * ] under the rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted by [ * ] arbitrators who are knowledgeable in the subject matter at issue in the dispute. [ * ] The arbitrators may proceed to an award, notwithstanding the failure of either Party to participate in the proceedings. The arbitrators shall, within [ * ] calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The arbitrators shall be authorized to award compensatory damages, but shall NOT be authorized to award non-economic damages or punitive damages, or to reform, modify or materially change this Agreement or any other agreements contemplated hereunder. The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. The award of the arbitrators shall be the sole and exclusive remedy of the Parties. Judgment on the award rendered by the arbitrators may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators. Notwithstanding anything contained in this Section 15.2 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party's rights hereunder through specific performance, injunction or similar equitable relief.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       87.

            (e) COSTS; SATISFACTION. Each Party shall bear its own attorneys' fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys' fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses), and/or the fees and costs of the arbitrators. Absent the filing of an application to correct or vacate the arbitration award as permitted by applicable law, each Party shall fully perform and satisfy the arbitration award within [ * ] days of the service of the award.

      15.3 WAIVER. By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the Parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

                                   ARTICLE 16

                                  MISCELLANEOUS

      16.1 POSSIBLE AMENDMENT OF AGREEMENT. In order to address certain corporate finance and taxation objectives of either Party, at the request of either Party within one hundred eighty (180) days after the Effective Date, Roche and Aspreva shall discuss in good faith any amendment and restatement of this Agreement proposed by a

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       88.

Party in order to achieve such objectives. In no event shall any such amendment or restatement in order to achieve such objectives disadvantage either Party with respect to the financial arrangement of this Agreement.

      16.2 ASSIGNMENT.

            (a) ROCHE ASSIGNMENT. Roche may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Aspreva, such consent not to be unreasonably withheld, and any attempted assignment without such consent shall be null and void. Notwithstanding the foregoing, Roche may assign this Agreement to any of its Affiliates, or in connection with a merger or acquisition of or by Roche, or a sale of Roche's assets to which this Agreement relates. This Agreement shall be binding upon and, subject to the other terms of this Section 16.2, inure to the benefit of the Roche's successors and permitted assigns.

            (b) ASPREVA ASSIGNMENT. Aspreva may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Roche, and any attempted assignment without such consent shall be null and void. Notwithstanding the foregoing, Aspreva may assign this Agreement to any of its Affiliates, or in connection with a merger or acquisition of or by Aspreva, or a sale of Aspreva's assets to which this Agreement relates, provided that such assignment is not to a Competitive Company; and provided further that Aspreva provides Roche with reasonable prior notice, under the circumstances then existing, of such merger, acquisition, or sale of Aspreva's assets. This Agreement shall be binding upon and, subject to the other terms of this Section 16.2, inure to the benefit of Aspreva's successors and permitted assigns.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       89.

      16.3 BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Roche or Aspreva are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (a) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

      16.4 NON-WAIVER. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

      16.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to any conflicts of law principles that would provide for the application of the laws of another jurisdiction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       90.

      16.6 SEVERABILITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the Parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the Parties as fully as practical, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

      16.7 NOTICE. Any notice to be given to a Party under or in connection with this Agreement shall be in writing and shall be (i) personally delivered, (ii) delivered by a nationally recognized overnight courier or (iii) delivered by certified mail, postage prepaid, return receipt requested to the party at the address set forth below for such party:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       91.

     To Roche:                             To Aspreva:

     F. Hoffmann-La Roche Ltd              Richard Glickman
     Grenzacherstrasse 124                 Chairman & CEO
     CH-4070                               Aspreva Pharmaceuticals Corp.
     Basel, Switzerland                    4464 Markham St. #1201
     Attn:  Corporate Law                  Victoria, BC  V8Z 7X8
                                           Canada
     With a copy to:                       with a copy to:

     Hoffmann-La Roche Inc.                Barbara Kosacz, Esq.
     340 Kingsland Street                  Cooley Godward LLP
     Nutley, New Jersey 07110              Five Palo Alto Square
     Attn:  Corporate Secretary            3000 El Camino Real
                                           Palo Alto, CA 94306

or to such other address as to which the Party has given written notice thereof. Such notices shall be deemed given upon receipt.

      16.8 HEADINGS. The headings appearing herein have been inserted solely for the convenience of the Parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

      16.9 NO IMPLIED LICENSES. Except as expressly provided herein, no right or license under any patent application, issued patent, trademark, know-how or other proprietary information is granted or shall be granted by implication.

      16.10 FORCE MAJEURE. No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected Party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the Party in question: acts of nature; acts or omissions of any government;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       92.

any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the Party so affected shall use its best efforts to avoid or remove such causes or nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

      16.11 ENTIRE AGREEMENT. This Agreement, including the schedules hereto, constitutes the entire understanding between the Parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the Parties relating to the subject matter hereof. This Agreement will control in the event of any conflict between this Agreement and the Development Plan or between this Agreement and the Commercialization Plan.

      16.12 AMENDMENTS. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either Party unless in writing and signed by the Party to be charged.

      16.13 INDEPENDENT CONTRACTORS. It is understood that both Parties hereto are independent contractors and engage in the operation of their own respective businesses, and neither Party hereto is to be considered the agent or partner of the other Party for any purpose whatsoever, except as otherwise expressly provided in this Agreement. Neither Party has any authority to enter into any contracts or assume any obligations for the other Party or make any warranties or representations on behalf of

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       93.

the other Party. Furthermore, nothing in this Agreement shall be construed as creating a partnership or joint venture among the Parties.

      16.14 SCHEDULES. All schedules to this Agreement are part of this Agreement.

      16.15 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

      16.16 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       94.

      IN WITNESS WHEREOF, the parties hereto have caused this Collaboration Agreement to be executed by their duly authorized officers as of the date first above written.

ASPREVA PHARMACEUTICALS GMBH          F. HOFFMANN-LA ROCHE LTD

By: /s/ Richard Glickman              By: /s/ B. Bolzon
    -------------------------             ------------------------------------

Name:  Richard Glickman               Name: Bradley Bolzon, Ph.D.
       ----------------------               -----------------------------------

Title:  CEO                           Title: Executive Vice President, Business
        ---------------------                Development, Licensing & Alliances
                                             ----------------------------------

                                      By: /s/ Rudolf Schaffner
                                          -------------------------------------

                                      Name: Rudolf Schaffner, Ph.D.
                                            -----------------------------------

                                      Title: Vice President Licensing
                                             ----------------------------------

                                      Approved as to form by Law Dept.:
                                      /s/ PT
                                      -----------------------------------------

                                      HOFFMANN-LA ROCHE INC.

                                      By: /s/ Dennis E. Burns
                                          -------------------------------------

                                      Name: Dennis E. Burns
                                            -----------------------------------

                                      Title: Vice President Global Head of
                                             Business Development
                                             ----------------------------------

For the limited purpose set forth in Section 11.6:

ASPREVA PHARMACEUTICALS CORP.,
a Canadian corporation

By:/s/ Noel Hall
   --------------------------
Name: Noel Hall

Title:  President

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       95.

                                  SCHEDULE 1.41

                        FORMULATIONS FOR PRODUCT SAMPLES

1. CellCept(R) (mycophenolate mofetil capsules) 250 mg

   NDC Number                                       Size
-----------------                       ------------------------------------
NDC 0004-0259-01                        Bottle of 100
NDC 0004-0259-05                        Package containing 12 bottles of 120
NDC 0004-0259-43                        Bottle of 500

2. CellCept(R) (mycophenolate mofetil tablets) 500 mg

   NDC Number                                Size
----------------                         -------------
NDC 0004-0260-01                         Bottle of 100
NDC 0004-0260-43                         Bottle of 500

3. CellCept(R) Oral Suspension (mycophenolate mofetil for oral suspension) 250 mg

   NDC Number                             Size
----------------             --------------------------------------------
NDC 0004-0261-29             225 mL bottle with bottle adapter and 2 oral
dispensers

4. CellCept(R) Intravenous (mycophenolate mofetil hydrochloride for injection)

NDC Number
NDC 0004-0298-09

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                 SCHEDULE 2.6(b)

                       THIRD PARTY DISTRIBUTION COUNTRIES

                                      [ * ]

                                  SCHEDULE 5.1

                                DEVELOPMENT PLAN

                                      [ * ]

                                 SCHEDULE 5.8(b)

                    CONTACT INFORMATION FOR CRISES MANAGEMENT

FOR ROCHE:                           [ * ]
                                     Hoffmann-La Roche Inc.
                                     340 Kingsland Street
                                     Nutley, NJ 07110-1199  USA
                                     Tel: [ * ]
                                     Fax: [ * ]
                                     E-mail: [ * ]

                                     FOR ASPREVA:
                                     [ * ]
                                     Aspreva Pharmaceuticals Corporation
                                     #1201, 4464 Markham Street
                                     Victoria, BC  V8Z 7X8 Canada
                                     Tel: [ * ]

                                  SCHEDULE 6.1

                             COMMERCIALIZATION PLAN

                                      [ * ]

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  SCHEDULE 8.5

                           SALES TRACKING METHODOLOGY

                                      [ * ]

                                  SCHEDULE 8.6

                           SAMPLE ROYALTY CALCULATIONS

                                      [ * ]

                                 SCHEDULE 8.7(b)

                      COUNTRY-BY-COUNTRY SALES PERCENTAGES

                                         % OF
                                         TOTAL
COUNTRY                                  2002
-------                                  -----
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]
[ * ]                                    [ * ]

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                TABLE OF CONTENTS

                                                                             PAGE
ARTICLE 1        DEFINITIONS............................................      2

    1.1       "Adjusted Gross Sales"....................................      2

    1.2       "Affiliate"...............................................      3

    1.3       "AI Commercialization"....................................      3

    1.4       "AI Development"..........................................      3

    1.5       "Aspreva Commercialization Activities"....................      3

    1.6       "Aspreva Development Activities"..........................      4

    1.7       "Aspreva House Marks".....................................      4

    1.8       "Aspreva Know-How"........................................      4

    1.9       "Aspreva Patents".........................................      4

    1.10      "Aspreva Promotional Materials"...........................      4

    1.11      "Aspreva Sales Representative"............................      5

    1.12      "Aspreva Sole Invention"..................................      5

    1.13      "Autoimmune Indications"..................................      5

    1.14      "Average Unit Selling Price"..............................      6

    1.15      "Baseline Residual Sales".................................      6

    1.16      "Commercialization Plan"..................................      7

    1.17      "Commercially Reasonable Efforts".........................      7

    1.18      "Competitive Company".....................................      7

    1.19      "Confidential Information"................................      8

    1.20      "Control".................................................      8

    1.21      "Detail" or "Detailing"...................................      8

    1.22      "Defective Product".......................................      9

    1.23      "Development Plan"........................................      9

    1.24      "Drug Safety Committee"...................................      9

    1.25      "Estimated Incremental Residual Sales"....................      9

    1.26      "Existing Promotional Materials"..........................      9

    1.27      "FDA".....................................................      9

    1.28      "Field"...................................................      9

    1.29      "Finance Liaison".........................................     10

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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    1.30      "Fully Burdened Manufacturing Cost"......................       10

    1.31      "Global Tracked Sales"...................................       10

    1.32      "GMP"....................................................       11

    1.33      "Incremental Residual Sales".............................       11

    1.34      "Information Coordinator"................................       11

    1.35      "Invention"..............................................       11

    1.36      "JC" or  "Joint Committee" ..............................       11

    1.37       "Major Market Countries"................................       11

    1.38      "Net Sales"..............................................       12

    1.39      "Other Indications"......................................       12

    1.40      "Patents"................................................       12

    1.41      "Product"................................................       12

    1.42      "Product Samples"........................................       13

    1.43      "Projected Global Tracked Sales".........................       13

    1.44      "Promotion" or "Promote".................................       13

    1.45      "Reconciliation".........................................       13

    1.46      "Reconciliation Period"..................................       13

    1.47      "Regulatory Approvals"...................................       13

    1.48      "Regulatory Authority"...................................       13

    1.49      "Regulatory Filings".....................................       14

    1.50      "Residual Sales".........................................       14

    1.51      "Roche Base Patents".....................................       14

    1.52      "Roche Commercialization Activities".....................       14

    1.53      "Roche Development Activities"...........................       14

    1.54      "Roche House Marks"......................................       15

    1.55      "Roche Patents"..........................................       15

    1.56      "Roche Product Information"..............................       15

    1.57      "Roche SOPs".............................................       15

    1.58      "Roche Technology".......................................       15

    1.59      "Roche Templates"........................................       16

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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    1.60      "Roche Trademarks".......................................       16

    1.61      "Royalty Term"...........................................       16

    1.62      "Sales Tracking Methodology".............................       16

    1.63      "Senior Management"......................................       16

    1.64      "Specifications".........................................       16

    1.65      "Term"...................................................       16

    1.66      "Territory"..............................................       17

    1.67      "Third Party"............................................       17

    1.68      "Third Party Distribution Agreements"....................       17

    1.69      "Transplant Indications".................................       17

ARTICLE 2        GRANT OF RIGHTS.......................................       17

    2.1       Grant to Aspreva.........................................       17

    2.2       Roche Trademark License..................................       18

    2.3       License Grants to Roche..................................       18

    2.4       Third-Party Performances of Aspreva Activities...........       19

    2.5       Restrictions on Aspreva..................................       21

    2.6       Territory; Other Exceptions to Grants....................       21

    2.7       Other Indications........................................       23

ARTICLE 3        COLLABORATION GOVERNANCE..............................       24

    3.1       Joint Committee; Minutes.................................       24

    3.2       Subcommittees............................................       24

    3.3       Meetings of the JC.......................................       25

    3.4       Responsibilities of the JC...............................       25

    3.5       Areas Outside the JC's Authority.........................       27

    3.6       Operating Principles.....................................       27

    3.7       Decisions................................................       28

ARTICLE 4        JOINT OBLIGATIONS; DILIGENCE..........................       28

    4.1       New Information..........................................       28

    4.2       Conduct of Parties.......................................       29

    4.3       Assistance...............................................       29

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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    4.4       Commercially Reasonable Efforts..........................       29

    4.5       Sharing of Market Information............................       30

ARTICLE 5        DEVELOPMENT...........................................       30

    5.1       Development Plan.........................................       30

    5.2       Development Activities...................................       31

    5.3       Development Costs........................................       32

    5.4       Transfer of Roche Product Information....................       32

    5.5       Regulatory Filings in the Field..........................       33

    5.6       Interactions with Regulatory Authorities.................       35

    5.7       Ownership of Regulatory Approvals........................       36

    5.8       Drug Safety..............................................       36

    5.9       Product Withdrawals and Recalls..........................       38

ARTICLE 6        COMMERCIALIZATION.....................................       38

    6.1       Commercialization Plan...................................       38

    6.2       Commercialization Activities.............................       39

    6.3       Commercialization Costs..................................       40

    6.4       Aspreva Detailing Activities.............................       40

    6.5       Advertising and Promotional Materials....................       41

    6.6       Distribution of Product Samples..........................       44

    6.7       Customer Services........................................       45

    6.8       Customer Complaints and Inquiries........................       45

    6.9       Product Selling Prices...................................       45

    6.10      Sales Force Training.....................................       46

    6.11      Conduct Of Promotion and Detailing.......................       46

ARTICLE 7        PRODUCT SUPPLY........................................       47

    7.1       Clinical Supply by Roche.................................       47

    7.2       Supply of Product Samples................................       49

    7.3       Commercial Supply Capacity...............................       49

ARTICLE 8        ROYALTIES AND ACCOUNTING..............................       49

    8.1       Royalty Payments to Aspreva..............................       49

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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    8.2       Sales Forecast-Based Payments............................       50

    8.3       Payments and Reports.....................................       51

    8.4       Reconciliation...........................................       51

    8.5       Sales Tracking Methodology...............................       54

    8.6       Sample Payment Calculations..............................       55

    8.7       Adjustments to Baseline Residual Sales...................       56

    8.8       Finance Liaison..........................................       57

    8.9       Currency and Conversion..................................       57

    8.10      Interest.................................................       58

    8.11      Taxes....................................................       58

    8.12      Blocked Currency.........................................       59

    8.13      Accounting; Audits.......................................       59

ARTICLE 9        PATENTS AND INVENTIONS................................       61

    9.1       Inventions...............................................       61

    9.2       Patent Prosecution.......................................       61

    9.3       Enforcement of Patent Rights.............................       63

    9.4       Enforcement of Other Government-Conferred Rights.........       65

    9.5       Defense of Third Party Claims............................       66

ARTICLE 10       TRADEMARK USAGE AND MAINTENANCE.......................       67

    10.1      Ownership of Trademarks..................................       67

    10.2      Use of the Trademarks....................................       67

    10.3      House Marks..............................................       68

    10.4      Quality Control..........................................       68

    10.5      Acknowledgement of Ownership Rights......................       68

    10.6      Use of Trademark Designations............................       69

    10.7      Infringement of Roche Trademarks.........................       70

    10.8      Third Party Trademark Claims.............................       71

ARTICLE 11       COVENANTS, REPRESENTATIONS, AND WARRANTIES............       72

    11.1      Mutual Covenants.........................................       72

    11.2      Roche Covenants..........................................       72

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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    11.3      Aspreva Covenant.........................................       73

    11.4      Representations and Warranties of the Parties............       73

    11.5      Representations and Warranties of Roche..................       74

    11.6      Performance by Affiliates................................       76

ARTICLE 12       CONFIDENTIALITY.......................................       76

    12.1      Treatment of Confidential Information....................       76

    12.2      Exceptions...............................................       77

    12.3      Authorized Disclosures...................................       77

    12.4      Publicity................................................       78

    12.5      Publication..............................................       79

    12.6      Termination of Prior Agreements..........................       80

ARTICLE 13       INDEMNIFICATION.......................................       80

    13.1      Indemnification by Aspreva...............................       80

    13.2      Indemnification by Roche.................................       81

    13.3      Procedure................................................       83

    13.4      Advertising Claims in the Field..........................       84

    13.5      Insurance................................................       84

ARTICLE 14       TERM AND TERMINATION..................................       85

    14.1      Term.....................................................       85

    14.2      Unilateral Termination by Aspreva........................       86

    14.3      Termination Based on Sales...............................       87

    14.4      Termination upon Cessation of Sale of the Product........       88

    14.5      Material Breach..........................................       89

    14.6      Survival; Accrued Rights.................................       91

ARTICLE 15       DISPUTE RESOLUTION....................................       92

    15.1      Disputes.................................................       92

    15.2      Arbitration..............................................       92

    15.3      Waiver...................................................       95

ARTICLE 16       MISCELLANEOUS.........................................       95

    16.1      Possible Amendment of Agreement..........................       95

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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    16.2      Assignment...............................................       95

    16.3      Bankruptcy...............................................       96

    16.4      Non-Waiver...............................................       97

    16.5      Governing Law............................................       97

    16.6      Severability.............................................       97

    16.7      Notice...................................................       98

    16.8      Headings.................................................       98

    16.9      No Implied Licenses......................................       99

    16.10     Force Majeure............................................       99

    16.11     Entire Agreement.........................................       99

    16.12     Amendments...............................................      100

    16.13     Independent Contractors..................................      100

    16.14     Schedules................................................      100

    16.15     No Strict Construction...................................      100

    16.16     Counterparts.............................................      100

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                CELLCEPT(R) COLLABORATION AND PROMOTION AGREEMENT

                          ASPREVA PHARMACEUTICALS GMBH
                             HOFFMANN-LA ROCHE INC.
                            F. HOFFMANN-LA ROCHE LTD

                                  JULY 18, 2003

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.